U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Amendment #2

REGULATION A+ OFFERING CIRCULAR - - PART II -TIER II

Dated 03/29/2022

PURSUANT TO REGULATION A UNDER THE SECURITIES ACT OF 1933

UNBANKED, INC.
a Delaware Corporation

Formerly TERNIO, LLC, a Delaware Limited Liability Company
3010 Haven Reserve

Alpharetta, Georgia 30004

210-913-4445

www.ternio.io

https://unbanked.com/

54,347,827 shares of Class B Non-Voting Common Stock (the “Shares”) (Comprised of 36,347,827 Company offered Stock and 18,000,000 being offered by Selling Shareholders, consisting of executive officers) at $0.46 per Share

Maximum Offering: $25,000,000.42

See The Offering and Securities Being Offered For Further Details

18,000,000 shares of Class B Non-Voting Stock are Being Sold By Present Security Holders who are executive officers.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 360 days from the Date of Qualification by the Securities and Exchange Commission, unless Extended or Terminated Earlier by The Issuer.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Capitalized but undefined terms used herein have the meanings set forth in the Unbanked, Inc. governance documents including the Articles of Incorporation and the By-Laws, Shareholder Agreements (the “Governance Documents”), a copy of which is attached hereto as Exhibit A. The mailing address of the Company is 310 Haven Reserve, Alpharetta, Georgia 30004 and the telephone number is (210) 913-4445.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE BELOW AND REVIEW ALL THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions[1]	Proceeds to Company[2]	Proceeds to Selling Shareholders[3]
Per Share	$0.46	$0.03	$0.43	-
Minimum Investment	$460.00	$32.20	$427.80	-
Maximum Offering	$25,000,000.42	$1,750,000.03	$15,466,800.39	$7,783,200.00

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[1]	The Shares are being offered on a “best efforts” basis through OpenDeal Broker LLC (“ODB”), a broker-dealer registered with the Commission and admitted to membership in the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). As of the date of this Offering Circular, the Company is a party to a selling agreement with ODB. A cash commission of 6% of the aggregate Offering Price will be paid to ODB with respect to all Shares sold in this Offering. In addition to the 6% commission, ODB will also receive a securities commission, payable in Shares, equal to 2% of all Shares sold in this Offering. We may be required to indemnify ODB and possibly other parties with respect to disclosures made in this Offering Circular. We reserve the right, in connection with this Offering, to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms, for which we may pay non-contingent fees as compensation. See “Plan of Distribution” for details regarding the compensation payable to third-parties in connection with this Offering.

[2]	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $50,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”
[3]	The fees and commissions with respect to the Selling Stockholder Shares will be paid by the selling stockholders. See “Plan of Distribution.”

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Class B Non-Voting Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Offering Circular. The Shares are being offered and sold by Unbanked, Inc., a Delaware Corporation (“Unbanked”, “we”, “our” or the “Company”). There are 54,347,827 Shares of Class B Non-Voting Common Stock being offered at a price of $0.46 per Class B Non-Voting Common Share with a minimum purchase of One Thousand (1,000) Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The Shares are initially being offered directly through the Company. However, the Company reserves the right to engage in one or more FINRA member broker-dealers or other third-party placement agents in the discretion of the Company. The maximum aggregate proceeds from the sale of the Shares offered is $25,000,000.42 (the “Maximum Offering”) with $15,466,800.39 being allocated to the Company and $15,466,800.39 being allocated to the Selling Shareholders. There is no minimum number of Shares (other than the per investor minimum of 1,000 Shares) that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The Company has not engaged or produced any materials, including but not limited to the preparation and dissemination of any whitepapers, in any testing the waters for this Regulation A Offering. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 360 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Shares will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular. The Company’s website is not incorporated into this Offering Circular.

Concurrent with this offering, the Company is also offerings the Company Offered Shares in a separate offering being made pursuant Rule 506(c) of Regulation D and Regulation CF under the Securities Act. (the “Concurrent Regulation D and CF Offering”). We are not offering the Selling Shareholders’ Shares in the Concurrent Regulation D or CF Offering. We are making the Concurrent Regulation D Offering by way of a separate offering document that will be made available only to persons who can verify to us that they are “accredited investors,” as such term is defined in Regulation D or as applicable in the Regulation CF Offering through the duly authorized crowdfunding intermediary. We may commence selling the Company Offered Shares in the Concurrent Regulation D or CF Offering before the date on which this Regulation A offering is qualified by the SEC.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SHARES OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED BLUE SKY LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell and seeking offers to buy the Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date.

Certain statements contained herein as to the content of any referenced agreements, incorporated agreements, ancillary agreements or other documents are the Company's summaries of material terms and information contained in such agreements and, therefore, investors should review any referred information or documents in their entirety by reviewing the actual agreements or other documents so referenced. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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Part III Exhibits

Exhibit A - Subscription Agreement

Exhibit B - Articles of Incorporation

Exhibit C - By-Laws

Exhibit D - Legal Opinion Letter

Exhibit E - Material Contracts

Exhibit F - Offering Listing Agreement

ITEM 3 - OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer	Unbanked, Inc., a Delaware Corporation
Type of Offering:	Class B Non-Voting Common Stock (“Share”)
Price Per Share:	$0.46 per Share
Minimum Investment:	$460
Maximum Offering:	The total offering proceeds are up to $25,000,000.42.
Investor Qualifications:	Purchasers may be accredited investors or nonaccredited investors. Non-accredited investors are limited in the number of Stock they may purchase.
Use of Proceeds:	See the description below in the section of Use of Proceeds.
Voting Rights

Holders of Class B Non-Voting Common Stock are not entitled to vote on any matters except as otherwise provided the By-laws, Articles of Incorporation or as otherwise required by the Delaware Act or Applicable Law.

Stock

Length of Offering	Stock will be offered on a continuous basis until either (a) the date upon which the Company confirms that it has received in the bank account gross proceeds of $25,000,000.42 in deposited funds; (b) the expiration of 360 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.
Concurrent Regulation D Offering

Concurrent with this offering, we also are offering the Company Offered Shares under Rule 506(c) of Regulation D under the Securities Act. (the “Concurrent Regulation D Offering”). The Selling Shareholders’ Stock will not be offered by way of the Concurrent Regulation D Offering. The Concurrent Regulation D Offering will be made pursuant to a separate offering document only to persons who can verify to us that they are “accredited investors,” as such term is defined in Regulation D. The Company Offered Stock that we sell in the Concurrent Regulation D Offering will be restricted securities under the Securities Act, which means that they cannot be offered for sale, sold, assigned or otherwise transferred unless the transaction is registered under the Securities Act or unless there is an exemption from the registration requirements of the Securities Act and state securities laws available with respect to such transaction.

We may commence selling the Company Offered Stock in the Concurrent Regulation D Offering before the date on which this Regulation A offering is qualified by the SEC. We have not allocated any specific number of Company Offered Stock to the Concurrent Regulation D Offering or this offering and we may sell up to all of the Company Offered Stock in the Concurrent Regulation D Offering, which would significantly reduce the number of Company Offered Stock available for sale in this offering. See “Plan of Distribution” and “Concurrent Regulation D Offering.”

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Concurrent Regulation CF

Concurrent with this offering, we also are offering the Company Offered Shares under Regulation CF under Title III of the Securities Act. (the “Concurrent Regulation CF Offering”). The Selling Stockholder Stock will not be offered by way of the Concurrent Regulation CF Offering. The Concurrent Regulation CF Offering will be made pursuant to a separate Form C offering document.

We may commence selling the Company Offered Stock in the Concurrent Regulation CF Offering before the date on which this Regulation A offering is qualified by the SEC. We have not allocated any specific number of Company Offered Stock to the Concurrent Regulation CF Offering or this offering, which would significantly reduce the number of Company Offered Stock available for sale in this offering. See “Plan of Distribution” and “Concurrent Regulation CF Offering.”

Summary of Risk Factors

This Offering involves significant risks, and you should consider the Stock highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•       The Company is a relatively newly formed entity with limited tangible assets and its continued operation requires substantial additional funding.

•       The Company has a short operating history and there is no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•       Investors in this Offering risk the loss of their entire investment. The industry in which the Company is participating is highly speculative and extremely risky.

•       There is no minimum number of Stock that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

•       If you invest and purchase the Stock, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Stock have no voting rights.

•       There is no market for the Company’s Stock at present and there is no assurance such a market will develop subsequent to this Offering. The Stock are illiquid and should be considered a long-term investment.

•       There are substantial restrictions on the transferability of the Stock and in all likelihood, you will not be able to liquidate some or all of your investment in the immediate future.

•       The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•       The price of the Stock is arbitrary and may not be indicative of the value of the Stock or the Company.

•       The tax treatment of the Stock is uncertain.

•       The Company does not expect there to be any market makers to develop a trading market in the Stock.

•       The Company intends to utilize several third-party companies and/or financial institutions (including banks) to support to the Company related to the buying, selling, and storing of digital assets. To the extent service providers no longer support the Company or cannot be replaced, the operations and success of the Company may be adversely affected.

•       Though the Company may seek to ensure its digital asset holdings, it may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Company to obtain insurance of any type that would cover losses associated with digital assets. If an uninsured loss occurs or a loss exceeds policy limits, the Fund could lose a portion or all of its assets.

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ITEM 3 - RISK FACTORS

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability. The introduction of new products and services, and expansion of our distribution channels will contribute significantly to our operational results, and we will continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•	Our ability to manage costs;
•	The increasing level of competition in the advertising industry;
•	Our ability to continuously offer new and improved products;
•	Our ability to maintain efficient, timely and cost-effective production and delivery of our products;
•	The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;
•	Our ability to identify and respond successfully to emerging trends in the advertising and block card industry;
•	The level of consumer acceptance of our products;
•	Regulatory compliance costs; and
•	General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to execute any material part of our growth strategy successfully would significantly impair our future growth and our ability to attract and sustain investments in our business.

Development Stage Business. We commenced operations in 2018. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future and there can be no assurances that the Company will operate profitably.

Inadequacy of Funds. Gross offering proceeds of a maximum of $15,466.800 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plan; however, this cannot be assured. Additionally, this Offering is being conducted in the Company’s best efforts and therefore there is no minimum number of subscriptions required or capital to be raised, and if only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to develop its business fully.

Dependence on Management. The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, Daniel Gouldman and Ian Kane, as well as other key personnel and consultants. Some of them will have concurrent responsibilities at other entities. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified personnel. Competition for qualified employees and management personnel among companies in industries that the Company is participating in is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

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Life Insurance Policies on Any Such People. The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or consultants die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

Risks of Borrowing. Although the Company does not intend to incur any additional debt from the investment commitments provided in this Offering and to the contrary intends to gradually extinguish existing debt, should the Company fail to eliminate its existing debt or need to obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

The Company’s Business Plan Is Speculative. The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Common Stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Unanticipated Obstacles to Execution of the Business Plan. The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and are subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds. The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its shareholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised. There is no minimum amount of Securities that need to be sold in this Offering for it to become effective (other than the 1,000 minimum number of Shares or even lots of 100 shares to be purchased by any investor) or for the Company to access the investment funds. All investor funds will be transferred from the transfer agent’s investment holding escrow account to the Company immediately upon the Company’s request after stock issuance or at regular intervals (e.g., weekly). The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have sold. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Shares is not fully subscribed.

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Control by Management. As of July 12, 2021, our directors and executive officer owned approximately 97.6% of our authorized and issued Stock. Upon completion of this Offering, if all of the Stock are sold, our executive officers will own approximately 72.3% of our outstanding Stock and thus will have the ability to elect our Managers. Members will have not have the ability to control the Company’s operations.

Return of Profits. The Company has never declared or paid any cash dividends on its common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s operations and holdings. As a result, the Company does not anticipate paying any cash dividends to its shareholders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets. In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not develop similar or superior products or technology independently. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing. If the Company does not raise sufficient working capital and continues to experience operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. As reflected in the notes to our audited financial statements, we may not have significant cash or other current assets, or an established source of revenues sufficient to cover our operating costs and allow the Company to continue as a going concern. Also as discussed in the notes to our audited financial statements, the lack of additional capital, either from our inability to generate cash flow from operations or to raise capital from external sources may force the company to substantially curtail or cease operations.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues. The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

The Company's Business Model Is Evolving. The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and services to potential customers who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Faces or Will Face Competition in the Company's Markets. The Company either faces, or will face significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

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A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, And Could Adversely Affect the Company's Reputation and Operating Revenues. To the extent that the Company's activities involve the storage and transmission of confidential information and/or other data, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information, as well as numerous other problems. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against the Company. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends on Third-Party Providers for A Reliable Internet Infrastructure and The Failure of These Third Parties, Or the Internet in General, For Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business. Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to “denial-of-service” attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

Reliance on digital asset exchanges. The exchanges on which digital assets trade are relatively new and largely unregulated and may therefore be more exposed to theft, fraud and failure than established, regulated exchanges for other products. digital asset exchanges may be start-up businesses with no institutional backing, limited operating history and no publically available financial information. Exchanges generally require fiat currency funds to be deposited in advance in order to purchase digital assets, and no assurance can be given that those deposit funds can be recovered. Additionally, upon sale of digital assets, fiat currency proceeds may not be received from the exchange for several business days. The participation in exchanges requires users to take on credit risk by transferring digital assets from a personal account to a third-party's account. The Company may take credit risk of an exchange every time it transacts. Digital asset exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of digital assets for fiat currency difficult or impossible. Additionally, digital asset prices and valuations on digital asset exchanges have been volatile and subject to influence by many factors including the levels of liquidity on exchanges and operational interruptions and disruptions. The prices and valuation of digital assets remain subject to any volatility experienced by digital asset exchanges, and any such volatility can adversely affect the Company’s business.

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Digital asset exchanges are appealing targets for cybercrime, hackers and malware. It is possible that while engaging in transactions with various digital asset exchanges located throughout the world, any such exchange may cease operations due to theft, fraud, security breach, liquidity issues, or government investigation. In addition, banks may refuse to process wire transfers to or from exchanges. Exchanges may even shut down or go offline voluntarily, without any recourse to investors. In many of these instances, the customers of such exchanges have not been compensated or made whole for the partial or complete loss of their account balances. An exchange may be unable to replace missing digital assets or seek reimbursement for any theft of digital assets, adversely affecting investors and an investment in the Company.

Any financial, security or operational difficulties experienced by such exchanges may result in an inability of the Company to recover fiat currency or digital assets being held by the exchange, or to pay investors upon withdrawal. Further, the Company may be unable to recover digital assets awaiting transmission into or out of the Company’s accounts, all of which could adversely affect the business of the Company. Additionally, to the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges' failures may result in loss or less favorable prices of digital assets, or may adversely affect the Company, its operations and investments, or the stockholders.

The Company's Employees May Engage in Misconduct or Improper Activities. The Company, like any business, is exposed to the risk of employee or contractor fraud or other misconduct. Misconduct by employees or contractors could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and harm to the Company's reputation.

The Company Has Not Paid Distributions in The Past and Does Not Expect to Pay Distributions in the Near Future, So Any Return on Investment May Be Limited to the value of the Common Stock. The Company has never paid cash distributions to its investors and does not anticipate paying cash distributions in the foreseeable future. The payment of distributions to the Company’s Common Stockholders will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. While the Company intends to pay distributions in the future at such time as profitable operations are sustained and cash flow in excess of reinvestment required to achieve the Company’s business objectives is available, there is no guarantee the Company will chose to pay distributions at that time, rather than reinvest in addition growth of the Company. If the Company does not pay distributions, the Company’s Common Stock may be less valuable.

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An Investment in the Company's Common Stock Could Result in A Loss of Your Entire Investment. An investment in the Company's Common Stock offered in this Offering involves a high degree of risk and you should not purchase the Common Stock if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Broker-Dealer Sales of Shares. The Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. It is the requirement by all U.S. exchanges and certain quotation systems that a company be a reporting company with the Securities and Exchange Commission to be eligible for listing or quotation by market makers. The Company is not and will not be a reporting company with the SEC in connection with this Offering.

No assurance can be given that the Shares or any of the common Stock of the Company will ever qualify for inclusion on any trading market. As a result, the common Stock (including the Shares) are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will affect the ability of members to sell their Shares in the secondary market.

Secondary Market. No application is currently being prepared for the Company’s securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Company’s securities to trading on an “Over-the-Counter” or “Open Market”, though the Company intends to apply for OTC-QB listing within twelve months of the close of this Offering. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

Compliance with Securities Laws. The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act and other applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Shares. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price. The price of the Shares has been arbitrarily established by our current management, considering such matters as the state of the Company’s business development, intellectual property, and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets or net worth of the Company, or any other objective criteria.

Certain investors may be entitled to pay a lower price for our Class B Non-Voting Common Stock. We and the selling shareholders are offering Shares of our Class B Non-Voting Common Stock at a per share price of $0.46 per Share. The Company has the right to enter into certain agreements with certain FINRA member broker dealers or placement agents and where such agreements may allow or permit certain Stock to be purchased at a discount, and which in certain cases have the effect of immediately diluting the  investment of other investors in this offering.

Lack of Firm Underwriter. The Shares are being offered on a “best efforts” basis by the management of the Company and any FINRA-registered broker dealer who subsequently may choose assist in sale of the Offering. Accordingly, there is no assurance that the management of the Company or any FINRA-registered broker-dealer that may be engaged in the future will sell the maximum number of Shares offered in the Offering, or any lesser amount.

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Since the offering is being conducted on a “best-efforts” basis with no minimum amount required to be sold before any closing, we may not raise sufficient funds in this Offering for us to undertake our business expansion and other development efforts. There is no minimum dollar amount of Stock that must be sold in the Offering before we can hold a closing and disburse the net proceeds to us. Accordingly, the amount of proceeds we receive through the sale of Stock in this Offering may be substantially less than the amount we require to undertake the business expansion and other development efforts described under the heading “Use of Proceeds.” We are relying upon the proceeds from this Offering, and the Concurrent Regulation D Offering, to fund our business plan for the next 12 to 24 months. If we sell less than the Maximum Amount, we may be required to still seek additional funding, which may not be available. If we do not raise sufficient funds in this Offering, or if we are not able to obtain additional funding, we may be required to modify or suspend our business plan, which could result in investors losing all or most of their investments.

The Shares in This Offering Have Limited Protective Provisions. The Shares in this Offering have limited protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Stockholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a “liquidation event” or “change of control” for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company. The limited protective provisions of the Company’s Governing Documents are discussed further in the section of this Offering Circular entitled “Distributions” below.

No Guarantee of Return on Investment. There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all Exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Projections: Forward Looking Information. Management has prepared projections regarding anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business. The projections are based on management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel. These projections are based on several assumptions, set forth therein, which management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE STOCK AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

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ITEM 4 – DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Stock outstanding) that occurs for any given Stock when additional Stocks are issued. If all of the Class B Non-Voting Common Stock in this Offering are fully subscribed and sold, the Class B Common Stock offered herein will constitute approximately 21.78% of the total issues and outstanding Class B Common Stock of the Company; 20.9% of the total authorized Class B Common Stock of the Company; and 20.49% of the total authorized Class A Common Stock, Class B Common Stock and Preferred Stock of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Stock sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of Stock. When the Company issues more Stock or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of Stock outstanding could also result from a stock offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising equity or Stock options, employees or others being granted Stock or equity or by conversion of certain instruments such as convertible bonds, other classes of Stock or warrants into Stock or other equity. If the Company decides to issue more Stock or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early-stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Stock or securities in a “down round” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into Stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more Stock than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a Share price ceiling. Either way, the holders of the convertible notes get more Stock for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more Stock for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it’s important to realize how the value of those Stock can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

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If you invest in the Company’s Class B Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the Company provided pro forma net tangible book value per Share before and after this Offering. As of December 31, 2020, and subject to pending determinations of existing SAFE agreements and Preferred Stock, the Company has based on audited financial statements for 2020, the net tangible book value of the Company to range between a negative $1,260,000 and a negative$1,630,000. Further, pursuant to a corporate reorganization prior to the commencement of this Offering, the Company recapitalized its equity structure on February 20, 2021 which authorized the Preferred Stock, Class A Common Stock, and Class B Common Stock and further amended on July 5, 2021 which authorized forward split of 20 Stock for each existing share. Based on the number of Class A Common Stock (40) Class B Common Stock (195,182,800) and Preferred Stock (4,817,200) issued and outstanding as of the date of this Offering Circular, the Company equates a potential net tangible book value range of a negative $.0063 per Share to a negative $0.0082 per Share on a pro forma basis. Net tangible book value per Share consists of Shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering and subject to the final determination of preferred Stock and outstanding SAFE agreements, would range between $0.0710 per Share and $0.062 per Share. Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current Shareholders will have immediately increased by approximately $0.07723 per Share without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted. These calculations do not include the costs of the Offering, and such expenses will cause further dilution. The Company recognizes that this initial dilution substantially impacts Common Share investors. Additionally, the Company may concurrently offer Stock through a Regulation D offering pursuant to Rule 506(c), provided however, any Stock sold pursuant to the concurrent Regulation D Rule 506(c) offering shall be taken from the number of Stock allocated in connection with this Offering and as such those Stock sold per the concurrent offering will not result in a further dilution other than as described above.

ITEM 5 – PLAN OF DISTRIBUTION

The offering circular described a Maximum Offering of up to 54,347,827 ($25,000,000.42) of its Class B Non-Voting Common Stock (“Stock”) comprised of up to (a) 36,347,827 Company offered Stock and (b) 18,000,000 Selling Shareholders Stock that are being offered by certain selling shareholders who are affiliates of the Company, including 9,000,000 Stock being offered by Ian Kane and 9,000,000 Stock being offered by Grassroots Impact, LLC, an entity affiliated with and owned in its entirety by Daniel Gouldman.

We are offering the Company Offered Stock both pursuant to Regulation A of Section 3(b) of the Securities Act, for Tier 2 offerings, Regulation CF of Title III, and Rule 506(c) of Regulation D under the Securities Act on a concurrent basis. We may commence selling the Offering Stock in the Concurrent Regulation CF or Regulation D Offering before the date on which this Regulation A offering is qualified by the SEC. We are offering the Selling Shareholders’ Stock only pursuant to Regulation A.

Of the 54,347,827 Stock being sold in this Offering, the following table provides for the current securityholders who are selling for their own account:

Selling Security Holder	No. of Class B Stock owned Pre-Offering	No. of Class B Stock being offered with Offering	No. of Class B Stock owned Post-Offering
Grassroots Impact, LLC	97,591,400	9,000,000	88,591,400
Ian Kane	97,591,400	9,000,000	88,591,400
Total number of Class B Stock being offered by security holders			18,000,000
Percentage of pre-offering outstanding Class B Stock being offered by security holders			8.5%

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All of the securities being sold in this Offering were authorized as of July 5, 2021.

The Company will pay all of the expenses of the offering (other than the selling commissions payable with respect to the Selling Shareholders’ Stock sold in the offering), but will not receive any of the proceeds from the sale of Selling Stockholder Shares in the offering.

The Offering is being conducted on a best-efforts basis without any minimum number of Stock (other than the per investor minimum of 1,000 Stock) or amount of proceeds required to be sold to distribute funds to the Company.

Offering Stock will be available for purchase on the Republic platform (accessible at https://republic.co) pursuant to an agreement entered into with OpenDeal Broker LLC, or ODB, an SEC registered broker-dealer that is a member of FINRA and SIPC. See “—Online Marketing Platform.”

We intend, but are not required to, conduct an initial closing of this offering within 30 days after the qualification of this offering by the SEC. Thereafter, we intend to conduct additional closings on an intermittent basis, with at least one such closing in each subsequent 30-day period until the offering is completed or otherwise terminated as described above. At each closing, Stock will be delivered via book entry to investors who have tendered funds for their shares, and such funds will become available to us. In the event that you tender funds for shares but we do not close on your purchase before we determine this offering to be completed, we will return funds to you without deduction or interest.

Online Marketing Platform

We are utilizing an online platform operated by OpenDeal Broker LLC, (“ODB”), a Financial Industry Regulatory Authority (“FINRA”) member and SEC-registered clearing broker-dealer, in connection with the offering (the “Platform”). ODB is not affiliated with the Company. We have entered into an Amended and Restated Offering Listing Agreement with ODB (the “ODB Agreement”), under which ODB will:

•	Provide a landing page on the Platform for our offering of the Stock and perform related services;
•	Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to us, vis a vis KYC and AML standards, whether or not to accept an investor’s subscription for Stock;
•	Provide technical services to allow us to execute and deliver evidence of the executed subscription agreements to the relevant investor; and
•	Provide services that allow an investor to send consideration for the Shares to the escrow agent.

ODB has agreed, with respect to the Class B common stock issued to it as part of its commission, not to: (a) sell, transfer, assign, pledge or hypothecate such shares for a period of one hundred eighty (180) days following the date on which this offering is qualified by the SEC to anyone other than: (i) to its affiliates or any selected dealer that may participate in the offering, or (ii) a bona fide officer or partner of ODB or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause such shares to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares for a period of one hundred eighty (180) days following the date on which this offering is qualified by the SEC, except as provided for in FINRA Rule 5110(e)(2).

In consideration for ODB’s services, we will pay ODB a commission in cash equal to 6% of the dollar value of the Stock issued to investors in this offering. In addition, we have agreed to issue to ODB a number of shares of Class B Non-voting common Stock equal to 2% of the Stock issued to investors in this offering and to reimburse ODB for its reasonable fees and expenses.

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We may also have to pay ODB additional fees if we terminate this offering under certain circumstances equivalent to $25.00 per Investor as established at the time of transition, and we will be responsible for certain fees that ODB may be required to pay to third parties for expenses incurred by ODB in connection with this offering..

We have not granted ODB registration rights with respect to the Class B common stock issuable to it under the ODB Agreement.

Under the ODB Agreement, ODB is entitled to certain Non-Accountable Expenses, such Non-Accountable Expenses shall not exceed one-half percent (0.5%) of the Offering’s proceeds, and further ODB may also pass through certain ancillary costs to us up to $30,000, which could include financial consulting or advisory fees to be provided by ODB, subject to our approval. Further, under the ODB Agreement, ODB may also pass through certain administrative expenses to us up to $30,000, which could include FINRA fees and anti-money laundering, investor due diligence and accreditation service fees, which will be evidenced by the invoices third-parties sent to ODB for the incurrence of such expenses.  Notwithstanding the foregoing, administrative and ancillary fees cannot and will not exceed stated amounts in the listing agreement between the Company and ODB.

Under the ODB Agreement, we have agreed to indemnify and hold harmless ODB and its affiliates on terms and conditions customary in transactions such as those contemplated by the ODB Agreement.

We will also pay commission and fees to ODB in connection with the Concurrent Regulation D Offering as described below under the heading “Concurrent Regulation D Offering.”

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 360 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, unless such investor is an accredited investor. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an accredited investor

•	A person who had individual income in excess of $200,000 in each of the two most recent years or joint income with their spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
•	A person whose individual net worth, or joint net worth with their spouse or spousal equivalent, exceeds $1,000,000;
•	A director or executive officer of our company;
•	A person holding one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

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•	An entity all of whose beneficial equity owners meet one of the conditions in the first two bullets above;
•	An entity that has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following (A) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (B) a corporation, (C) a Massachusetts or similar business trust, (D) a partnership, or (E) a limited liability company;
• A	trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered;
•	A bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
•	A broker or dealer registered pursuant to section 15 of the Exchange Act;
•	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;
•	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940, or the Investment Advisers Act;
•	An insurance company as defined in section 2(a)(13) of the Securities Act;
•	An investment company registered under the Investment Company Act of 1940, or the Investment Company Act, or a business development company as defined in section 2(a)(48) of the Investment Company Act;
•	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
•	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
•	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
•	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (A) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or (B) the employee benefit plan has total assets in excess of $5,000,000; or (C) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein;
•	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act;
•	A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

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•	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in the bullet above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of that bullet; or
•	An entity, of a type not listed in the bullets above for entities, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

For purposes of calculating net worth a person’s primary residence is not included as an asset; indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deduction claimed for depletion, contribution to an IRA or Keogh plan, alimony payments, and any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Stock for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Stock, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Stock. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Stock may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Furthermore, the Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. The sale of Stock of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Common Stock being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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Subscription Procedure

Using the Platform, prospective investors will be able to access and view offering materials, including this offering circular, and submit subscription requests to purchase Shares in the offering. To purchase Shares through the Platform, a prospective investor must have a brokerage account with ODB. When submitting a subscription request, a prospective investor will be required to agree to various terms and conditions by checking boxes and will be required to review and electronically sign any necessary documents, including a Subscription Agreement in the form filed as an exhibit to the offering statement of which this offering circular is a part. In addition, before committing to purchase Stock, each potential investor must consent to receive the final offering circular and all other offering documents electronically. Prospective investors must also answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, which is described above.

Prospective investors utilizing the Platform must deposit the funds intended for the purchase of Stock in the offering in their ODB accounts. The funds can be provided by check, wire transfer, Automated Clearing House (“ACH”) push, ACH pull, direct deposit, Automated Customer Account Transfer Service (“ACATS”) or non-ACATS transfer. The funds that are deposited will remain at ODB in the investors’ accounts pending instructions to release the funds to the Escrow Agent named below when all conditions and contingencies relating to the offering have been met. Until such conditions have been met and a closing occurs, the funds are owned and controlled by the prospective investors. The funds in the prospective investors’ ODB accounts are swept into FDIC-insured bank accounts on a daily basis as part of ODB’s cash sweep program until the conditions and contingencies of the offering are satisfied and the offering closes. Subject to applicable state securities laws, a subscriber may not revoke a subscription for Stock.

Because there is no minimum number of Stock we are required to sell in this offering conduct a closing, the Company will notify ODB when it will conduct such closing. All such funds will then be transferred, if not previously transferred, to an escrow account with. Prime Trust, LLC (the “Escrow Agent”) until the earlier of the date of a closing with respect to such proceeds (at which time such proceeds shall be used to complete share purchases in the offering) To the extent we do not accept a subscriber’s subscription, proceeds that we receive from such subscriber shall be returned to the applicable investor without interest or deduction. Until there is a closing with respect to escrowed proceeds in the offering, we will not have any access to such proceeds. We may begin accepting investment proceeds into escrow at any time beginning two days after this offering circular has been qualified by the SEC. After a closing, ODB will send purchase confirmations to the investors.

If you decide to subscribe for any Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $460.00 for 1,000 Stock unless reduced on a case-by-case basis by the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per Share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.

The price of the Stock has been determined by us and does not necessarily bear any relationship to the value of our assets, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of such shares. See “Risk Factors”

Prior to this offering, there has been no public market for any of our securities. We do not intend to create a market for any of our securities. Consequently, investors may have to hold their shares of Class A common stock indefinitely. See “Risk Factors”

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Concurrent Regulation D Offering

We also are offering the Company Offered Stock in the Concurrent Regulation D Offering pursuant to the exemption from the registration requirements of the Securities Act afforded by Rule 506(c) of Regulation D. We believe that certain types of institutional investors may be more attracted to Regulation D deals for a variety of reasons, and we want to provide them with the opportunity to invest in our Company. Since Regulation D is available only to the issuer of securities and not to any affiliate of that issuer or to any other person for resales of an issuer's securities, we are not permitted to offer the Selling Shareholders’ Stock in the Concurrent Regulation D Offering. We will offer and sell the Company Offered Stock in the Concurrent Regulation D Offering by way of a separate offering document that will be made available only to prospective investors who can verify to us that they are “accredited investors,” as such term is defined in Regulation D, and which provide us with documentation that will allow us to verify such prospective investor’s status as an accredited investor. These methods may include any of the methods listed in Rule 506(c)(2)(ii) or other methods that we reasonably believe will allow us to satisfy the verification requirement. Sales of Company Offered Shares in the Concurrent Regulation D Offering will be made pursuant to a subscription agreement in which the prospective investor will make certain representations and covenants to us, including that such person:

1.	is acquiring the Company Offered Stock for such person’s own account, for investment purposes only and not for distribution or resale to others;
2.	either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Offered Stock;
3.	has been afforded, (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering, (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary for it to make an informed investment decision with respect to its investment in the Company Offered Stock;
4.	understands that the Company Offered Stock have not been registered under the Securities Act or any state securities laws, that the Company is under no obligation to register the Company Offered Stock for resale under the Securities Act or any state securities law and that the Company Offered Stock and are restricted securities” as such term is defined in Rule 144 under the Securities Act;
5.	will not sell, assign, pledge, give, transfer or otherwise dispose of the Company Offered Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of such securities under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws;
6.	agrees that the Company may notify its transfer agent (if any) that the Company Offered Shares acquired by such person are “restricted securities” and that a stop transfer order should be maintained as to such securities; and

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7. agrees	that the certificate representing the Company Offered Shares will bear a restrictive legend substantially the following form:

THESE STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISOPSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT

The Concurrent Regulation D Offering will be made available to prospective investors by way of a private placement memorandum (“PPM”) but only to those persons who can verify that they are accredited investors. Persons seeking to verify that they are accredited investors will be required to complete questionnaires and other forms and provide verification of their status as accredited investors in the manner described in the Private Placement Memorandum. Subscribers in the Concurrent Regulation D Offering will execute a subscription agreement appropriate for Regulation D offerings that includes the representations, warranties and covenants set forth above, among others.

We may commence selling the Company Offered Stock in the Concurrent Regulation D Offering before the date on which this Regulation A offering is qualified by the SEC. We have not allocated any specific number of Company Offered Stock to the Concurrent Regulation D Offering or this offering and we may sell up to all of the Company Offered Stock in the Concurrent Regulation D Offering which would significantly reduce the number of Offering Stock available for sale in this offering.

Concurrent Regulation CF Offering

We also are offering the Company Offered Stock in the Concurrent Regulation CF Offering pursuant to the exemption from the registration requirements of the Securities Act afforded by Title III of the JOBS act and Regulation CF. Since Regulation CF is available only to the issuer of securities and not to any affiliate of that issuer or to any other person for resales of an issuer's securities, we are not permitted to offer the Selling Shareholders’ Stock in the Concurrent Regulation CF Offering. We will offer and sell the Company Offered Stock in the Concurrent Regulation CF Offering by way of a separate offering document that will be made available only to prospective investors.

The Concurrent Regulation CF Offering will be made available to prospective investors by way of the offering circular and the Company’s Form C being offering by the qualified crowdfunding portal. Persons seeking to verify that they are accredited investors will be required to complete questionnaires and other forms in the manner described in the circular and Form C. Subscribers in the Concurrent Regulation CF Offering will execute a subscription agreement appropriate for Regulation CF offerings that includes the representations, warranties and covenants set forth above, among others.

The Company has commenced selling the Company Offered Stock in the Concurrent Regulation CF Offering as of the date on which this Regulation A offering is qualified by the SEC. We have not allocated any specific number of Company Offered Stock to the Concurrent Regulation CF Offering or this offering and we may sell up to all of the Company Offered Stock in the Concurrent Regulation CF Offering which would significantly reduce the number of Offering Stock available for sale in this offering.

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ITEM 6 – USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best effort” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Stock in this Offering are $25,000,000.42. The net proceeds from the Offering to the Company, assuming it is fully subscribed, are expected to be approximately $14,870,000.39, after the allocating $8,280,000 to selling shareholders and the payment of offering costs and expenses. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations, marketing and general working capital. At present, management’s best estimate of the use of proceeds is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or managers of the issuer. The officers and managers of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

Gross Offering Proceeds	$5,750,000.00	$11,500,000.00	$17,250,000.00	$25,000,000.42
	(12,500,000 Stock)	(25,000,000.42 Stock)	(37,500,000 Stock)	(54,347,827 Stock)
Operational Costs/ General Expenses	$1,130,000.00	$1,866,000.00	$2,188,000.00	$3,324,000.08
Marketing	$1,915,000	$3,042,000	$3,341,000	$5,148,000.14
Product Development	$1,130,000.00	$1,866,000.00	$2,188,000.00	$3,324,000.08
New Hires	$1,130,000.00	$1,866,000.00	$2,188,000.00	$3,324,000.08
Selling Shareholders		$2,070,000.00	$6,210,000.00	$8,280,000.00
Offering Expenses	$ 100,000.00	$ 100,000.00	$ 100,000.00	$ 100,000.00
Offering Commission Fees	$ 345,000.00	$ 690,000.00	$1,035,000.00	$1,500,000.03
Total	$5,750,000.00	$11,500,000.00	$17,250,000.00	$25,000,000.42

ITEM 7 – DESCRIPTION OF BUSINESS

Unbanked is an enterprise blockchain company that started on January 1st, 2018; and while most well-known for BlockCard – a global fintech platform – Unbanked provides real world interoperability between blockchain / cryptocurrency and traditional fintech / banking technology. During the first quarter of 2022, Unbanked, Inc. converted pursuant to the Delaware statutory conversion statutes from Ternio, LLC to Unbanked, Inc.

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The Company earns the majority of its revenue through the sale of the cryptocurrency that it created called TERN, which has been rebranded and renamed UNBNK in connection with the conversion and change from Ternio, LLC to Unbanked, Inc. UNBNK is a token issued on the Stellar (XLM) platform. The Company also earns minimal revenue from periodic fees from its BlockCard product. The company generally engages in many small sales every day and periodically withdraws cash from its cryptocurrency wallet. Revenues are recognized on these sales when the cash is transferred from the wallets to the company’s bank accounts, then at the end of each period cost of goods sold is adjusted based on the company’s actual cryptocurrency balances.

A simple explanation for BlockCard is that you can spend your cryptocurrencies anywhere a Visa, MC or Unionpay card is accepted. BlockCard allows for debit card issuance, bank accounts, buying and selling of cryptocurrencies, cryptoback rewards and other features for consumers; additionally – Unbanked whitelabels their technology for other fintech companies looking to solve real world problems using blockchain technology.

BlockCard is a VISA debit card that can be used at over 70 Million locations that accepts VISA. Over 20,000 cards have been issued and are in use by customers. The BlockCard is funded via digital currencies, such as Bitcoin and Ethereum that are converted to UNBNK at the point of funding and then the UNBNK is traded into a merchant’s desired fiat currency at the point of sale. BlockCard users are rewarded with UNBNK as a cash back reward for staking or holding UNBNK in their account. UNBNK is a cryptocurrency token, built on the Stellar Blockchain. UNBNK is not a security token because it is not a digital contract for fractions of any asset that already has value, like real estate, a car, or corporate stock and is not a financial instrument that represents a stake in the future profits of the company. Instead, UNBNK is a digital, liquid form of a medium of exchange. The price of UNBNK is sold at either $.008 or the market price as determined by the Stellar Decentralized Exchange whichever is greater. The sale of UNBNK is not contingent on a repurchase from us. Many customers purchase UNBNK to withdraw to their own wallets. We do however make it easy for customers to spend their UNBNK on the Blockcard; customers are able to deposit UNBNK directly and spend it where it's converted into USD. The purchases of UNBNK are not recognized net of repurchases as there is a time differential between purchase and spend.

The Company has developed a proprietary electronic platform that can be used to allow for users to buy, sell or spend their cryptocurrencies through a bank approved checking account or VISA, Mastercard or Unionpay card (the "Platform"). During 2020, the company has developed a white label licensing program for the Customer who wishes to license the Platform (Blockcard) to develop an Internet portal in its own name (the "Portal"). The company collects white label licensing / integration fees from its customers for setting up the Blockcard system in their own name, and collects arbitrage and other usage fees as the system is used by the customer’s clients. The company does allow payments for its services in digital currencies which are then converted into USD.

The company uses Blockchain Intelligence Group to do source of funds tracking to identify any nefarious activity being conducted within or off the Blockcard platform. (UNBNK can be tracked being deposited or withdrawn to Stellar using this software). The software allows the company information on where funds may have originated as well as where they ultimately end up. The software assigns a risk score to each user/wallet as well and alerts us to any potential red flags such as dark market activity, ransomware, stolen funds, banned wallets fraud etc.

The Stellar blockchain is consistently and continuously improving their architecture to support Central Bank Digital Currencies (“CBDCs”) and increased regulatory compliance requirements.

●	At an application level, Unbanked processes incoming deposits of UNBNK as well as supports outgoing withdrawals of UNBNK.
●	Unbanked utilizes AI/ML fraud detection technology provided by Sift for all user registrations, logins, debit card activities, checking account activities, and crypto deposit and withdrawal activities.
●	Unbanked utilizes BigCS (Blockchain Intelligence Group) to track and monitor crypto deposits and withdrawals within its application.

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●	We use Blockchain Intelligence Group to do source of funds tracking we can identify is there is any nefarious activity being conducted within or off our platform. ( We can track UNBNK being deposited or withdrawn to Stellar using this software). The software allows us to track and gives us information on where funds may have originated as well as where they ultimately end up. The software assigns a risk score to each user/wallet as well and alerts us to any potential red flags such as dark market activity, ransomware, stolen funds, banned wallets fraud etc.
●	As the UNBNK asset issuer, the Unbanked team initially configured a global distribution wallet, commonly known as a distributor wallet. This wallet has a 2 of 3 multi-sig requirement for management and disbursement of any funds.
●	As the UNBNK asset issuer, the Unbanked team is able to issue an "AUTH Revocable" flag on the asset at a global level. This allows the team to selectively and individually freeze/lock offending user wallets in the event of a security incident or upon authorized request.

When AUTHORIZATION_REVOCABLE is enabled, an issuer can revoke an existing trustline’s authorization, thereby freezing the asset held by an account. Doing so prevents that account from transferring or trading the asset and cancels the account’s open orders for the asset.

AUTHORIZATION_REVOCABLE also allows an issuer to reduce authorization from complete to limited, which prevents the account from transferring or trading the asset but does not cancel the account’s open orders for the asset. This setting is useful for issuers of regulated assets who need to authorize transactions on a case-by-case basis to ensure each conforms to certain requirements.

The company’s revenue includes sales of its cryptocurrency UNBNK, transaction fees generated from customers using its BlockCard debit card and from the licensing (white label) of its BlockCard platform to outside parties. Customers are able to load their pre-paid debit cards with a variety of digital currencies including:

●	Basic Attention Token (BAT)
●	Bitcoin (BTC)
●	Bitcoin Cash (BCH)
●	Dai (DAI)
●	Unbanked (TERN)
●	Ethereum (ETH)
●	Litecoin (LTC)
●	Stellar (XLM)
●	Pax Dollar (USDP)
●	Tether (USDT)
●	USD Coin (USDC)

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●	TrueUSD (TUSD)
●	Crypto Coin (CRO)
●	Uniswap (UNI)

These currencies are converted to the native currency UNBNK at the point of loading and the balance is held in UNBNK until a purchase is made, at which point the UNBNK is converted using the company platform into fiat denominating the transaction at the point of sale. In this way the UNBNK cryptocurrency is designed to be a medium of exchange and a store of value.

The company registered with FINCEN as an MSB.  The term "money services business" includes any person doing business, whether or not on a regular basis or as an organized business concern, in one or more of the following capacities: (1) Currency dealer or exchanger. (2) Check casher. We are not required to have our own MTL (Money Transmitter License) licenses as we work with partner banks that do have the licenses. Our partnership with those banks allows us to act as an agent of the bank and in essence use their licensing to legally conduct money transmission/transmitter activities. The company does not deal with securities or security tokens.

BlockCard crypto back rewards are based on the user 'staking UNBNK' and then being credited additional UNBNK based on how much they spend on their BlockCard. Users must have a BlockCard to participate in the crypto back rewards program. UNBNK Staking is the process of a user holding an amount of his/ her UNBNK tokens in an Unbanked issued wallet to gain access to rewards features on BlockCard. The percentage of crypto-back UNBNK that users receive depends on the amount of UNBNK provided as a stake. Currently, the amounts are as follows:

1% UNBNK credits for purchases when staking 30K UNBNK

2% UNBNK credits for purchases when staking 57.5K UNBNK

3% UNBNK credits for purchases when staking 82K UNBNK

4% UNBNK credits for purchases when staking 105K UNBNK

5% UNBNK credits for purchases when staking 120K UNBNK

6% UNBNK credits for purchases when staking 145K UNBNK

All information related to the UNBNK crypto back reward is shown in the user's account dashboard and can be withdrawn or used to make purchases on his BlockCard at any time. Additionally, each transaction is also shown in the user's account dashboard for easy viewing. The user is allowed to un-enroll from the program at any time and also is free to withdraw his accumulated crypto back rewards, once earned, at any time. The crypto back rewards UNBNK earned by users are added to the user's wallet by Unbanked at the end of each 30 day period. Additional details on the CryptoBack rewards program are available on the Unbanked FAQ section of the website with examples to help users understand how the program works.

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Marketing strategies

Unbanked has built the BlockCard – a fintech platform built on blockchain technology. Unbanked markets its products through commercials on Youtube like this video or through digital advertising whether it’s Google search ads, display ads or social media ads. Our focus is on promoting the benefits of using digital cash on the blockchain and connecting that to an FDIC insured bank account, debit card or cryptoback rewards.

Products

Unbanked, Inc. is the parent company (incorporated in Delaware) that owns and operates the technology behind BlockCard. Because Unbanked itself is not a cryptocurrency exchange – we use trusted cryptocurrency exchange partners to facilitate the conversion from crypto into fiat, such as Coinbase, Kraken, Paxos (Ibit), and Prime X.

BlockCard is a product found at www.getBlockCard.com. BlockCard is an account that allows customers to spend the value of their cryptocurrencies via a debit card like Visa or Mastercard. Customers will also have access to a bank account that will allow them to buy and sell cryptocurrencies. We will also offer decentralized wallets for users where they will hold their own cryptographic keys. Unbanked does not offer custody service for cryptocurrencies with the exception of Stellar blockchain based tokens like UNBNK formerly known as TERN due to the various features it offers including multi-sig, freezing wallets and other various regulation friendly capabilities that allow us to better ensure AML and security compliance. We also whitelabel our services to other companies.

Unbanked presently targets markets, including other countries where Company’s client proposes to engage in virtual currency-related activities. As such, Unbanked is actively working on expanding its geographical footprint. We will offer checking accounts in and a Mastercard product in 31 countries in Europe. We’re actively working to partner with other banks and fintech partners in many countries across the world including Mexico, India, Kenya etc. Unbanked will not offer products in countries that are currently under sanction by either the United States, the United Kingdom or Europe.

The Company uses certain methodology to calculate the value of virtual currency in fiat currency and specifically, the value of the virtual currency is determined by Company through market prices provided on cryptocurrency exchanges. Each virtual currency is regularly paired with a US dollar equivalent and Unbanked converts the tokens based on the market prices on exchanges. Unbanked is connected to various exchanges such as Coinbase, Kraken, Paxos (Itbit), PrimeX (provided by Primetrust) among others.

Description of products.

BlockCard is a product found at www.getBlockCard.com. BlockCard is an account that allows customers to spend the value of their cryptocurrencies via a debit card like Visa or Mastercard. Customers will also have access to a bank account that will allow them to buy and sell cryptocurrencies. We will also offer decentralized wallets for users where they will hold their own cryptographic keys. Unbanked does not offer custody service for cryptocurrencies with the exception of Stellar blockchain based tokens like UNBNK formerly known as TERN due to the various features it offers including multi-sig, freezing wallets and other various regulation friendly capabilities that allow us to better ensure AML and security compliance.

Unbanked is registered with the SEC and FINCEN in the United States and are in the process of applying for a license with the FCA in London regarding our involvement as a Fintech with crypto in Europe. Unbanked is not required to have a license until January 10, 2021 in Europe to engage in crypto services, and due to our flow of funds, existing services, existing partners and present US law – we are not required to maintain licenses as money transmitters.

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As a technology company – we facilitate fintech services as requested by our customers. Unbanked does not custody fiat currencies at any time; we work with our banking partners who are able to operate under different laws and regulations. Additionally – we presently and for the foreseeable future use companies who have a Bitlicense to facilitate the conversion from crypto to fiat. For our debit card services – we utilize American and European banks and the use of the Visa or Mastercard cards are fully compliant through that traditional form of money transmission.

Trend Analysis of Cryptocurrencies in the Global Banking Sector

Cryptocurrencies have turned 11 years old and yet - the industry is still well ahead of mass adoption. The Company believes that the world of digital currency is bubbling with disruptive ideas and exciting innovations.

With a $369 billion market capitalization, the world of cryptocurrencies is only growing. The growth in cryptocurrencies is led by several factors in everything from a hedge against inflation, interest in cryptocurrencies as an investment and digital assets being used in many different use cases in everything from real estate, art, lending and a whole host of other applications.

Further, it is the opinion of the Company that the high cost of banking loans and services, bureaucratic and administrative barriers in the establishment of financial relationships, and data breaches are the primary manifestation of the world-wide concerns in the current banking industry, which has led to the rise in worldwide crypto adoption.

Crypto Wallet Users Growth- Reference Statista

Cryptos Addressing the Imperfection in the Banking System

Unlike government issued currencies that are centralized, digital assets do not require a central clearing house as they're built on blockchain technology.

“A blockchain is a distributed ledger providing a real-time and shared view of all transactions – including property records, monetary transactions, or other valued digital assets – between engaging parties in a fully trusted environment.”

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The blockchain technology offers a way for two different parties to come to agreement on the state of a database, without the intervention of a middleman. By providing a ledger that nobody administers and tools like 'smart contracts', the technology can help financial institutions establish better governance and standards around data sharing and collaboration. With global banking a trillion dollar industry, the blockchain can disintermediate key services that bank provides, including:

A report published by Santander FinTech suggests that implementing blockchain technology into the financial sector could reduce the infrastructure cost by $20 billion/year. The possibility to significantly reduce IT costs has led to the investment of millions of dollars into this technology each year, shows data from PwC and Statista.

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Blockchain also holds potential implications for global commerce by replacing current manual and paper-based processes with streamlined and automated processes. Today, the Company believes that there are trillions of dollars which slosh around the globe through an outdated system of extra fees and slow payments. A public blockchain can behave as a tool to collaborate since it’s decentralized and no single entity can own it. This can cut down on the need for third-party verification to reduce the processing time as well as fees for traditional bank transfers. Here's a comparison of cost associated with bank transfer and crypto transaction for sending $1000 to India from the US:

Stablecoins- To Secure the Future of Crypto World

While digital currencies are a long way from completely replacing fiat, the last few years have seen upward growth in their transaction volume. In a report published by TokenInsight, the size of the digital asset space is growing with $23 billion of daily trading and $4.081 trillion of trading volume of the overall cryptocurrency industry.

Despite seeing such growth in their volume, digital currencies have still not achieved global acceptance mainly due to-

a)	The lack of reliability and trust.
b)	The uncertainty of global regulations and pressure from legislative governmental bodies.
c)	The volatile nature restricts the use of cryptocurrencies in day-to-day life.

But now, a promising category of cryptocurrencies, Stablecoins- seems poised to succeed where its predecessors failed. As the name suggests, a stablecoin distinguishes itself from the more famous but highly volatile digital currency brethren, like Bitcoin, in its focus on price stability.

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The idea has long been in the air as the concept seems quite adequate to create cryptocurrencies that serve as a value measure and can withstand significant market volatility. The very first project of stablecoins, Tether, was launched in 2015, and its market value has grown from $304k to $12 billion.

The interest in stablecoins is growing exponentially because they're backed up by real monetary assets such as USD, GBP or other fiat currency held in a bank. Some notable announcements over the past couple of years:

1) The announcement by the Federal Reserve Bank of Boston to research digital currency with the help of MIT.

2) The announcement by People's Bank of China to pilot test DCEP

3) The proposition, forward and backward movement of Libra, Facebook's blockchain project.

4) JPMorgan moving ahead with plans to offer cryptocurrency-based transactions

In addition to these news stories, many worldwide developments have also caused ripples across the global financial services sector.

Projects Around the World Driving Great Interest in Cryptocurrencies

1) As a part of the government's initiative in digitizing Tunisia, LA Post-a financial institution- issued a blockchain-based digital version of the country's currency. The project had support from local Fintech firms and a Swiss-based software company. The e-dinar launched in 2015, and it's still a successful case of a digital coin being issued by a government.

2) The Marshall Islands have used the US dollar as its official currency since 1982. In 2018, the government of the Marshall Islands put forward an idea of introducing its own digital currency called “Sovereign” as a second legal tender that can supplement the US dollar.

3) In Venezuela, the government claims that it has issued a government-sponsored digital coin. “Petro”, the digital coin was issued by the Venezuela government two years ago, which is backed by a barrel of oil from the substantial reserves of the country. As per the government, Petro is complementary to the country's currency as legal tender.

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4) Central banks in Asia are a step ahead in launching cryptocurrencies for future payment systems and cross-border transactions, with China, Hong Kong, and Thailand set to roll out sovereign digital tokens. The People’s Bank of China states that its digital currency is progressing but hasn’t shared any word on the launch date. Contrastingly, the Hong Kong Monetary Authority and Bank of Thailand successfully completed the initial phase of their currency project in the first quarter of 2020, and are now inviting banks to participate to test the real-world application of digital currencies.

5) On October 30th, 2019, the Association of German Bankspublished an article that covered the details for a 'crypto-based digital Euro'. Two weeks later, European commission organised an event called “Convergence, the Global Blockchain Congress”, where an official of European Central Bankconfirmed that the bank is exploring blockchain technology to work on a digital EURO.

6) A month ago, Andrew Bailey, the governor of the Bank of England, confirmed the development of a digital currency. The bank also published a paper in March 2020, stating the means by which a central bank digital currency could help meet the objectives in this digital age. As a matter of law, a UK courtrecognized cryptocurrencies as assets in a property ownership dispute in December 2019.

7) In March 2020, the U.S Democratic Party published a draft stimulus bill, which included a provision for digital dollars as a means to make payments to businesses and individuals hit in this pandemic. The call to create a digital dollar has grown ever since Jerome Powell, the chairman of the Federal Reserve, said he's looking into the possibilities of a CBDC.

8) Among other banking entities, the International Monetary Fund (IMF) has long been promoting the CBDC and believes cryptocurrencies can reduce the reliance on government-issued money. The former managing director of the IMF, Christine Lagarde has urged central banks in November 2018 to consider creating their own digital currency, which could satisfy public policy goals, including but not limited to, security and/or consumer protection, financial inclusion, and privacy in payments.

An Asymmetric Threat

Up until the end of 2016, digital currencies were not that well known. However, multiple developments in the industry brought forward the fact that there is a whole new industry being built in real time. This was admitted by the Bank of America in 2018 when they accepted that the threat posed by decentralization is real. While many can argue that crypto hasn't proved itself, the growth of cryptocurrency and blockchain space in 2020 is proof that decentralisation will.

The age of self-custody is upon us. Consumers are changing their habits – that’s happening. People can self-custody their own digital cash in a way that they never could before. This is not only leading to new business models for Decentralized Finance (“DEFI”) and lending Peer-to-Peer (“P2P”) but also giving customers more control over their own decisions and eliminates the need for people to be stuck between either banks or cash money handlers like Western Union.

Customers will have the ability and desire to engage in mobile banking built on 21st century technology – not tech built in the 1970’s. They demand immediacy and convenience in their transactions which can be solved with blockchain. There’s reason to believe that financial institutions including banks may soon provide financial vehicles for investors to buy and trade digital assets.

ITEM 8 – DESCRIPTION OF PROPERTY

The Company owns no real property.

The Company is not involved in any litigation

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ITEM 9 – MANAGEMENT DISCUSSION, ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Unbanked, Inc. fka Ternio, LLC was registered in the state of Delaware on January 1, 2018 as a Limited Liability Company under the name of Ternio, LLC on January 4, 2022 pursuant to Certificate of Conversion Ternio was converted to a corporation and renamed to Unbanked, Inc (which may be referred to as the “Company,” “we,” “us,” or “our”). The Company provides a debit card for cryptocurrency holders to use where major credit cards are accepted. The Company is headquartered in Georgia.

Unbanked, Inc. is presently wholly owned by original founders, previous option holders, preferred shareholders and investors from our previous Regulation CF offering, but as Shares in the Company are issued pursuant to this Offering, Unbanked founders’ ownership as well as prior investors in the Company will be diluted. If the maximum amount is raised in this Offering, original founders will own 73.2% of the Company, prior investors from the first Regulation CF offering will own 1.86% and new investors from this Regulation A offering will own 22.5%. 98.1% of shares in the Company are Class B Non-Voting Common Stock with the same rights and privileges as set out herein with 1.9% preferred shareholders.

RESULTS OF OPERATIONS

Management's plans and basis of presentation:

The Company has experienced recurring losses and negative cash flows from operations. At December 31, 2020, the Company had approximate balances of cash and cash equivalents of $0.89 million compared to $0.04 million at December 31, 2019, total shareholders equity at December 31, 2020 of $0.66 million compared to ($0.12) million at December 31, 2019 and an accumulated deficit at December 31, 2020 of $0.5 million compared to $0.2 million at December 31, 2019. To date, the Company has in large part relied on equity financing to fund its operations.

The Company’s current focus is on its BlockCard program, which has experienced significant growth since its launch in 2019. The Company's current strategy will continue to expose the Company to the numerous risks and volatility associated within the cryptocurrency sector.

The Company expects to continue to incur losses from operations for the near-term and these losses could be significant as the Company incurs costs and expenses associated with growth, as well as public company, legal and administrative related expenses being incurred. The Company is closely monitoring its cash balances, cash needs and expense levels.

Management's strategic plans include the following:

•   continuing expansion of its BlockCard program in the United States and internationally across Europe and Asia;

•   expansion of its white label program to other fintech companies;

•   additional financial services offerings to its existing customer base;

•   exploring other possible strategic options and financing opportunities available to the Company;

•   evaluating options to monetize, partner or license the Company's assets; and

•   continuing to implement cost control initiatives to conserve cash.

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2020 Compared to 2019

Revenues

Revenues for the years ended December 31, 2020 and 2019, totaled approximately $9.4 million and $1.7 million, respectively. Revenues from BlockCard sales are impacted significantly from period to period by the changes in cryptocurrency prices.

Revenues	2020	2019	VAR
UNBNK Sales	$8,734,750	$1,739,853	$6,994,897
White Label Partnership Fees	$195,000	$ -	$195,000
Card Issuer Commissions	$63,316	$800	$62,516
Total Revenues	$8,734,750	$1,740,653	$6,994,097

Sales for 2020 versus 2019 increased by $6,994,897 which accounted for 38,718 additional sales transactions in 2020 over 2019.

White Label Partnership Fees for Year Ended December 31, 2020 versus 2019 increased by $195,000 as that program started in 2020.

Card Issuer Commissions increased by $62,516 as that program ramped up in 2020 with 1,799 more transactions in 2020.

Cost of Revenues

Cost of revenue for the year ended December 31, 2020 of approximately $7.1 million consisted primarily of direct purchases of Unbanked’s cryptocurrency or “TERN” now known as “UNBNK" from BlockCard holders to facilitate liquidity in the program. The cost of revenue for the year ended December 31, 2019 was approximately $0.6 million. The approximate increase of $6.1 million arose primarily from increases in BlockCard sales and increased cardholders in 2020 as compared to 2019.

COGS	2020	2019	VAR
UNBNK Sales	$6,858,486	$616,654	$ (6,241,833)
White Label Partnership Fees	$247,477	$ -	$ (247,477)
Card Issuer Commissions	$39,000	$ -	$ (39,000)
Total Revenues	$7,144,963	$616,654	$ (6,528,309)

Blockcard Usage costs for 2020 versus 2019 increased significantly by $6,241,833 which accounted for 98,114additional customer card swipes in 2020 over 2019.Cardholder Transaction Fees for Year Ended December 31, 2020 versus 2019 increased by $247,477which accounted for 55,427 individual transactions with no activity in 2019.One time Physical Card Cost for issuance in 2020 cost $39,000 compared to no similar costs in 2019.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2020 totaled approximately $2.5 million compared to $0.9 million during the year ending December 31, 2019. The increase consisted primarily of outside contractors and compensation as the company expands, which increased to $1.6 million in 2020 compared to $0.4 million in 2019.

	2020	2019	Var	Comments
General and Administrative Expenses	$ 2,154,065	$ 778,154	(1,375,911)
Bank Charges & Fees	$ 39,598	$ 15,453	$ (24,144)	Crypto conversion fees doubled due to increased Blockcard usage volume
Contractors	$ 1,221,390	$ 382,439	$ (838,950)	Aggressive hiring, mostly of engineers began in 2010 as business grew due to an increase in Crypto market and Blockcard interest
Cost of Labor	$ 372,936	$ 57,599	$ (315,337)	Founders received salaries starting in 2020, additional $300k
Dues & Subscriptions	$ 479	$ 471	$ (8)	No significant change year over year
Insurance	$ 4,788		$ (4,788)	Includes insurance on a bond for NY for a bit license – Increased activity correlates with increased business growth
Legal & Professional Services	$ 81,611	$56,701	$ (24,910)	As business continued to grow into new lines business and geographies, additional legal coverage was invested in
Meal & Entertainment	$ 1,019	$ 6,441	$ 5,422	Meals and entertainment decreased due to the pandemic and working remote from home
Miscellaneous	$ 139	$ 453	$ 313	While immaterial level of misc. expenses decrease continues to have to do less outside work due to the pandemic
Office Expense		$ 528	$ 528	Office expenses discontinued due to work from home due to pandemic
Payroll Taxes		$ 7,467	$ 7,467	Payroll taxes were recorded in 2020 up in cost of labor
Postage	$ 2,364	$ 364	$ (2,000)	Due to pandemic and working from home, much more employees and contractors using postage for business needs
Rent & Lease		$ 6,489	$ 6,489	Office rent discontinued due to work from home due to pandemic
Supplies	$ 4,447	$ 637	$ (3,810)	Supplies increased due to out fitting key executive
Taxes & Licenses	$ 18,414	$ 379	$ (18,035)	Significant increase related to regulatory body in UK for business expansion in 2020
Technical Services	$ 403,348	$ 222,370	$ (180,978)	Due to additional headcount, growth in crypto market and Blockcard business, significant investment added to Technical services
Travel	$ 3,532	$ 20,361	$16,828	Travel decreased due to pandemic

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Net Income (Loss)

During the year ended December 31, 2020, we recognized losses from operations of approximately $0.3 million compared to net income of $0.16 million for year ended December 31, 2019.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2020, we had working capital of approximately $1.1 million, which included cash and cash equivalents of $0.1 million. We reported a net loss of $0.35 million during the year ended December 31, 2020.

We understand that there is always the risk that we will incur losses from operations for either the near-term or long-term and these losses could be significant as we incur costs and expenses associated with recent and potential future growth, as well as public company, legal and administrative related expenses being incurred. We are closely monitoring our cash balances, cash needs and expense levels.

Funding our operations on a go-forward basis will rely significantly on our ability to continue to grow our BlockCard and while label programs. We expect to generate ongoing revenues from the sale of TERN cryptocurrency and our ability to provide a vehicle to use cryptocurrency for consumer transactions to generate cash for operations. Furthermore, regardless of our ability to generate revenue from the sale of our cryptocurrency assets, we will need to raise additional capital in the form of equity or debt to fund our operations and pursue our business strategy.

The ability to raise funds as equity, debt or conversion of cryptocurrency to maintain our operations is subject to many risks and uncertainties and, even if we were successful, future equity issuances would result in dilution to our existing stockholders and any future debt or debt securities may contain covenants that limit our operations or ability to enter into certain transactions. Our ability to realize revenue through BlockCard and white label sales involve a number of risks, including regulatory, financial and business risks, many of which are beyond our control. Additionally, the value of cryptocurrency has been extremely volatile recently and such volatility has recently been lower and future prices cannot be predicted.

If we are unable to generate sufficient revenue from our BlockCard and whitelabel program when needed or secure additional sources of funding, it may be necessary to significantly reduce our current rate of spending or explore other strategic alternatives.

Plan of Operations

Our plan of operation for the 12 months following the commencement of this Offering is as follows:

We intend to focus on expansion of our BlockCard platform, expansion of our whitelabel business, expansion into other geographical areas and to add more services for our customers to use.

There is always the reality that the proceeds from this Offering may not satisfy our cash requirements and it could be necessary to raise additional funds in the next twelve to eighteen months to implement the plan of operations. We also anticipate that we will have additional capital requirements after the next twelve months and throughout 2022. During that time frame, we understand the Company may not satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate we may attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We could incur operating deficits in the foreseeable future.

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Trend Information

Based on the results in 2020, the Company believes there is a market for its products in North America and other parts of the world. However, it is difficult to predict changing consumer preferences in cryptocurrency and the broader banking/fintech industries. If we are unable to react to changing consumer preferences, our sales could decrease.

The cryptocurrency market has seen a steady increase in adoption over the past several years and the Covid pandemic has led to an increase in customers looking to use digital services. The Company has experienced significant growth in the use of its BlockCard platform since May 2019. While the Company’s release of BlockCard was one of the earlier so called “crypto debit cards” to be live in the marketplace – there have been a number of companies that have announced an interest in launching comparable products. The Company feels this demonstrates sufficient demand in the marketplace for a product like BlockCard. The Company understands they could be incorrect and/or there could be current or future changes in the marketplace which make their products no longer viable in the marketplace.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements. The most significant accounting estimates inherent in the preparation of our financial statements include estimates associated with revenue recognition, intangible assets, and stock-based compensation.

The Company's financial position, results of operations and cash flows are impacted by the accounting policies the Company has adopted. In order to get a full understanding of the Company's financial statements, one must have a clear understanding of the accounting policies employed. A summary of the Company's critical accounting policies follows:

Cryptocurrencies

Cryptocurrencies, (including bitcoin, bitcoin cash and litecoin) are included in current assets in the consolidated balance sheets as intangible assets with indefinite useful lives. Cryptocurrencies are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

· Step 1: Identify the contract with the customer

· Step 2: Identify the performance obligations in the contract

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· Step 3: Determine the transaction price

· Step 4: Allocate the transaction price to the performance obligations in the contract

· Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•   Variable consideration

•   Constraining estimates of variable consideration

•   The existence of a significant financing component in the contract

•   Noncash consideration

•   Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company has entered contracts with several companies to provide whitelabel services of the BlockCard platform. These whitelabel contracts allow for their clients to withdraw from the agreement based on certain various criteria and understands that these partnerships may not prove to have a positive material impact on the Company’s financials and could potentially lead to negative material impacts to the Company itself due to any number of various factors including a lack of financial viability, regulatory risks, security lapses or other issues.

Providing received, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

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Stock-based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Stock options issued under the Company’s incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant. These options generally vest on the grant date or over a three- year period.

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes stock price volatility over expected terms based on its historical common stock trading prices.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U. S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

The Company elected to account for forfeited awards as they occur, as permitted by Accounting Standards Update (“ASU”) 2016-09. Ultimately, the actual expenses recognized over the vesting period will be for those shares that vested.

Recently issued and adopted accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a review to determine the consequences of the change to its financial statements and believes that there are proper controls in place to ascertain that the Company's financial statements properly reflect the change.

We have considered recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

See Note 4 to our financial statements beginning on page F-1 of this Form 10-K for a description of recent accounting pronouncements applicable to our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 31, 2020, Unbanked, Inc. had 23 full-time contractors and employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of December 31, 2021 are as follows:

Name	Position	Age	Term of Office	Approx. hours per week
Executive Officers: Daniel Gouldman Ian Kane	Co-CEO Co-CEO	43 36	Until terminated Until terminated	75 75
Directors: Daniel Gouldman Ian Kane Mark Morales	Director Director Director	43 36	Until terminated Until terminated Until terminated	As needed As needed As needed
Significant Employees Corey Ballou Kieth Johnson John DeRussy

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ITEM 10 – DIRECTORS, EXECUTIVE OFFICERS and SIGNIFICANT EMPLOYEES

Daniel Gouldman

Co-CEO || Co-Founder of Unbanked, Inc. || Director

Alpharetta, Georgia

Summary

Daniel Gouldman is the Founder and CEO of Ubanked, Inc. Mr. Gouldman has co-founded multiple successful multimillion-dollar digital companies over the past several years in the online media space. Based out of Atlanta, he has assisted the digital efforts of the ACLU, political and non-political organizations. Prior to that, Daniel was a Vice President for a 40 billion company where he was responsible for over $55 million in annual revenues. In the past 20 years, Daniel has hired over 500 employees as he managed operations for mostly large multi-national corporations like Blockbuster Video, Axcess Financial and Public Storage. Prior to founding Unbanked, Inc. Daniel was employed as Regional Vice President responsible for over $55m in revenues under his P&L at a large REIT and publicly traded company - Public Storage to manage, and then was employed at an adtech startup that he founded before co-founding Unbanked in 2018. Additionally, Mr. Gouldman is affiliated with and is the owner and manager of Grassroots Impact, LLC the Selling Shareholder.

Ian Kane

Co-CEO || Co-Founder of Unbanked, Inc. || Director

Charlotte, North Carolina Area

Summary

Ian Kane is one the founders and serves as the Co-CEO of Unbanked, Inc., which provides white-label products to enterprise customers giving blockchain and cryptocurrency real world application.. Mr. Kane has worked in technology & digital media for over 10 years with a heavy focus on business development, sales, and strategy. Prior to founding Unbanked, Inc., Ian’s career started as the 1st employee in a media startup which grew into a $50mm a year business during his tenure. Mr. Kane had the opportunity to work in both early stage and mature organizations, be a part of acquisitions on the buy and sell side, and drive go-to-market strategy for various data and media products. As an advisor and investor in other ad tech companies, Ian always looks to create value and continually broaden his knowledge of the everchanging landscape. Ian’s background enables him to bring unique insight and experience to the next set of challenges.

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Corey Ballou

Chief Technology Officer at Unbanked, Inc.

Charlotte, North Carolina

Summary

Mr. Ballou oversees the development of Unbanked's two core products: BlockCard. BlockCard is Unbanked’s US based cryptocurrency debit card that lets you spend your crypto anywhere.

Mr. Ballou is a seasoned developer that has been custom building websites and applications for over two decades. Mr. Ballou has five years of fast paced development experience at two leading design and development agencies in Charlotte followed by an additional six years working on building and launching startups for some amazing companies. Most notable is his work as lead developer for .COInternet. Briefly following a successful Super Bowl ad launch with partner GoDaddy, .CO was sold to Neustar for $109M in 2014. Mr. Ballou has owned and operated his own web development consultancy since 2012. Since then, Corey has had the pleasure of working with several successful startups to build out their custom web applications.

Corey’s interest in the blockchain and crypto space came in 2014 upon hearing my favorite online payment processor, Stripe, had backed a crypto newcomer: Stellar. It was at this point in time, Corey fully grasped the potential impact Stellar could have on both improved settlement time and lower processing fees of online transactions. I started building custom applications in the crypto/blockchain space in 2017 and won a Stellar Build Challenge prize for my open-source work on Lumenous.org (https://github.com/lumenousorg/lumenous)in early 2018.

Keith Johnson

Product Leader

Greater Atlanta Area

Summary

Keith Johnson is a disciplined and results driven Business Partner and engineer with demonstrated achievement in product management, strategy, and business development. Mr. Johnson has led both hardware, software, and managed services product teams with annual revenue in excess of $100M dollars. Keith has proven credibility to create bottom-line oriented product roadmaps and business plans.

VP of Product

2018 - Present (2 years)

Alpharetta, GA

Currrently, Mr. Johnson is the lead for product strategy & management for Unbanked, Inc. Ubanked's core product is BlockCard. BlockCard is an innovative digital payment solution that allows users to spend their Crypto in real-time anywhere Visa is accepted.

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John DeRussy

Director of Finance

John started with Unbanked, Inc. in March of 2021.  John DeRussy is a cross-cultural, entrepreneurial, global executive leader with optimized skills in strategic financial business planning. Expert in building core financial practices within multi-level organizations for transformative growth opportunities. Self-motivated problem solver with analytical thinking skills to make critical decisions. Ability to forge collaborative relationships with partners, team members, and staff. Keen motivator with interpersonal skills to coach and mentor a high-performance staff.

Prior to joining Unbanked in 2021, from 2009 to 2019, Mr. DeRussy was the Controller/CFO for a private, global company that offers heating and cooling systems for small outdoor electrical enclosures.  From 2020 to 2021, Mr. DeRussy was doing accounting work as a consultant for various companies around Atlanta.

Mark Morales

Director

Texas

Summary

Mark Morales was born and raised in Austin, Texas. He began his career as an Assistant District Attorney after graduating from the Texas Tech School of Law in 2001. In his lengthy career, he has been honored by many awards and recognitions. Mark was nominated by his peers and then selected by Thompson Reuters to be featured in Texas Monthly magazine as a SUPER LAWYER in 2016. Mark has spent the majority of his career, defending citizens accused of crimes. Mark is married and enjoys spending time with his family.

For the last 5 years, I’ve been a self employed attorney under Mark Morales and Associates.

ITEM 11 – COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The Company’s board of managers currently consists of three directors: Daniel Gouldman, Ian Kane; and Mark Morales.

None of the Company’s directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its board of managers in the future, but has not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire board of directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

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Executive Officer Compensation

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Daniel Gouldman	Chief Executive Officer	$150,000.00 per year	$20,000.00	$170,000.00
Ian Kane	Chief Executive Officer	$150,000.00 per year	$20,000.00	$170,000.00
John DeRussy	Director of Finance	$61,165.00 per year	0	$61,625.00
Keith Johnson	Product Lead	$135,000.00 per year	$5,000.00	$140,000.00
Corey Ballou	Chief Technology Officer	$142,000.00 per year	$5,000.00	$147,000.00

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Governing Documents limits the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Governing Documents states that the Company shall indemnify its directors and officers for all costs, losses, liabilities, and damages paid or incurred by such directors and/or officers in connection with the business of the Company, to the fullest extent provided or allowed by Delaware law. Expenses, including attorneys' fees, incurred with respect to any claim, action, suit, proceeding, or investigation will be advanced by the Company prior to the final disposition upon receipt of an undertaking by or on behalf of the director and/or officer to repay such amount if it is ultimately determined that he, she or it was not entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced exceed the indemnification to which he, she or it was entitled. The Company may also take steps deemed appropriate by the President to provide and secure indemnification of any director and/or officer, including, without limitation, the execution of agreements for indemnification between the Company and individual officers or directors which may provide rights to indemnification which are broader or otherwise different than the rights authorized by Company’s Governing Documents.

For additional information on indemnification and limitations on liability of the Company’s managers, officers, and others, please review the Company’s Governing Documents, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 12 – SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s Stock as of the date of this Offering Circular. There is beneficial ownership of the Company Stock at the time of this Offering by its directors or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Stock. This information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each Shareholder named below possesses sole voting and investment power over their Shares, where applicable. Percentage of beneficial ownership before the offering is based on 215,900,040 Shares outstanding as of the date of this Offering Circular.

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The following capitalization table sets forth information regarding beneficial ownership of all classes of the Company’s Stock as of the date of this Offering Circular. Percentages in the table have been rounded to the nearest tenth after the decimal.

Stockholder	Percentage Issued	Percentage (Fully Diluted)	Voting Series A Preferred Stock	Voting Class A Common Stock	Non- Voting Class B Common Stock	Total Stock (Preferred, Voting, Non- Voting)
Total Authorized			4,817,200	40	260,400,162	265,217,402

Ian Kane	47.5%	36.8%	0	20	97,591,400	97,591,420
Grassroots Impact, LLC	47.5%	36.8%	0	20	97,591,400	97,591,420
Mark Morales	2.4%	1.8%	4,817,200	0	0	4,817,200

Total Issued	100%	79.9%	4,817,200	40	195,182,800	200,000,040

Daniel Gouldman, Co-Chief Executive Officer and Director of Unbanked, Inc., has beneficial ownership of 47.5% of the Company as of the date of this Offering Circular, such interest is owned by Grassroots Impact, LLC where Daniel Gouldman is has all of the controlling and beneficial interest of Grassroots Impact, LLC. Ian Kane, Co-Chief Executive Officer and Manager of Unbanked, Inc., has beneficial ownership of 47.5% of the Company as of the date of this Offering Circular. Mark Morales is a Director of Unbanked, Inc. and has a beneficial ownership of 2.4% of the Company as of the date of this Offering Circular.

No other officer or manager of the Company has beneficial ownership of the Company as of the date of this Offering Circular. As noted in the table above, 40 Voting Class A Common Stock, 195,182,800 Non-Voting Class B Common Stock, and 4,817,200 Series A Preferred Stock are outstanding as of the date of this Offering Circular.

ITEM 13 – INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no related party agreements or transactions between the Company and its Managers or its Executors.

ITEM 14 – SECURITIES BEING OFFERED

General

The Securities being offered are up to 54,347,827 of its Class B Non-Voting Common Stock to investors in this Offering at $0.46 per Share for gross offering proceeds of $25,000,000.42. The Stock are comprised of 36,347,827 of its Class B Non-Voting Common Stock being offered by the Company and 18,000,000 being offered by Selling Shareholders. The Stock being offered are Stock of equity in the Company as set out in the Governing Documents. There are three classes of Stock: Class A Voting Common Stock, Class B Non-Voting Common Stock and Preferred Stock. The Class B Non-Voting Common Stock, when issued, will be fully paid and non-assessable. This Offering Circular and this section provides for a complete disclosure of material terms, the Offering Circular do not purport to give a complete discussion of all rights and privileges related to the Stock, and investors in the Offering should read and review the provisions of the Company’s Amended and Restated Operating Agreement in its entirety, a copy of which have been attached as Exhibits to this Offering Circular.

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If all of the Class B Common Stock in this Offering are sold, the Class B Non-Voting Common Stock would represent approximately 98.1% of the issued and outstanding combined Stock of the Company. The Offering will remain open for 360 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional three hundred sixty (360) days by the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Stock, in whole or in part. If the Company rejects any offer to subscribe for the Common Stock, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are three classes of Stock: Class A Voting Common Stock, Class B Non-Voting Common Stock and Series A Preferred Stock. In this Offering, the Company is only selling Class B Non-Voting Common Stock. The Company does not expect to create any additional classes of Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Stock if it chooses to do so. The holders of the Class A Voting Common Stock, Class B Non-Voting Common Stock and Preferred Stock have equal rights, preferences and privileges except that (a) as to certain distributions to Preferred Stockholders include a cumulative 8% preferred return and (b) the holders of Class B Non-Voting Common Stock (which are being sold in this Offering) have no voting rights (c) Class A Common Stock nor Class B Non-Voting Common Stock have no voting rights on matters submitted to Preferred Stockholders for a vote. The rights, preferences and privileges of the Common Stock and Preferred Stock are set forth in the Company’s Governing Documents and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Share in this Offering is $0.46 per Common Share. The minimum subscription that will be accepted from an investor is Four Hundred Sixty Dollars ($460.00) (the “Minimum Subscription”), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Four Hundred Sixty Dollars ($460.00) or more in Class B Non-Voting Common Stock may be made only by tendering to the Company an executed Subscription Agreement delivered with this Offering Circular and the subscription price in a form acceptable to the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Common Stock stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Stock has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Stock being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Class B Non-Voting Common Stock being offered in this Offering Circular have limited or no voting rights in accordance with the Governing Documents. Control of the Company and nearly all management decisions affecting the Company will be exercised by the Executives and Directors who hold 66.6% of the voting Stock of the Company. Because the securities being sold in this Offering have limited voting rights and limited ability to affect the control and direction of the Company, holders of these non-Voting Stock should not expect to be able to influence any decisions by management of the Company through voting on Company matters as a result.

Distributions

The Company does not expect to make distributions for holders of the Company’s Stock in the foreseeable future. Distributions will be made, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors , except as noted below.. To the extent such excess exists, the Company may make distributions to the Stockholders in accordance with the Governing Documents, where such distributions shall be subject to the cumulative preferred dividend allocated to the holders of the Series A Preferred Stock Holders.

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Liquidation Rights

In the event of the dissolution of the Company, the Company’s property will be sold and any funds of the Company remaining after winding up the affairs of the Company will be distributed to creditors, including shareholders who are creditors, to the extent permitted by law, in satisfaction of the Company’s liabilities and after payment or provision for payment of the debts and other liabilities of the Company and the rights of the Preferred StockHolders, the holders of Class B Common Stock will be entitled to receive, in proportion to their Sharing Ratios, the remaining net assets of the Company. Only Preferred Stockholders shall have a liquidation preference.

Additional Matters

The Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Stock in the corporate documents other than those disclosed in this Offering Circular. The Stock are uncertificated and, as such, will not contain legends, as such would exist on a traditional stock certificate. However, the language of any such legends applicable to the Stock and as set out in this Offering Circular, will apply to each Unit and shall govern the purchaser and holder of each such share.

The above summaries of certain material rights and privileges are intended to provide requisite information and complete description of all material rights and privileges of the Stock. However, all prospective investors should refer to and read the Governing Documents for a complete discussion of all rights and privileges related to the Stock.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any manager, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any manager, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

INVESTOR ELIGIBILITY STANDARDS

The Common Stock will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Common Stock. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

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Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Common Stock for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Common Stock, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Common Stock. Transferees of the Common Stock will be required to meet the above suitability standards.

All potential purchasers of the Common Stock will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1)	You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals (including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs) or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)	You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware 8 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)	You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure9, or any immediate family10 member or close associate11 of a senior foreign political figure, as such terms are defined in the footnotes below; and

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(4)	If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on March 29, 2022.

Unbanked, Inc.

By: /s/ Daniel Gouldman

Chief Executive Officer and Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Daniel Gouldman

Name: Daniel Gouldman

Title: Chief Executive Officer and Director

Date: March 29, 2022

By: /s/ Ian Kane

Name: Ian Kane

Title: Chief Executive Officer and Director

Date: March 29, 2022

By: /s/ John DeRussy

Name: John DeRussy

Title: Director of Finance and Accounting

Date: March 29, 2022

By: /s/ Mark Morales

Name: Mark Morales

Title: Director

Date: March 29, 2022

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Daniel Gouldman

Name: Daniel Gouldman

Title: Chief Executive Officer and Manager

Date: March 29, 2022

By: /s/ Ian Kane

Name: Ian Kane

Title: Chief Operating Officer and Manager

Date: March 29, 2022

By: /s/ John DeRussy

Name: John DeRussy

Title: Director of Finance and Accounting

Date: March 29, 2022

By: /s/ Mark Morales

Name: Mark Morales

Title: Manager

Date: March 29, 2022

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S E N S I B A  S A N  F I L IP P O  L L P

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Ternio, LLC

We have audited the accompanying financial statements of Ternio, LLC (the "Company"), which comprise the balance sheet as of December 31, 2020 and 2019, and the related statements of operations, changes in membership unitholders' equity, and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As described in Note 4, Basis of Presentation, Summary of Significant Accounting Policies and Recent Accounting Pronouncements, the Company has revised its financial statements to correct an error in classification of the Company's Simple Agreements for Future Equity ("SAFE"). The previously issued financial statements as of December 31, 2020 have been restated. Our opinion is not modified with respect to this matter.

San Jose, California

June 15, 2021 except for Note 4, as to which the date is December 17, 2021

F-2

Ternio, LLC

Balance Sheet

December 31, 2020 and 2019

	2020	2019

ASSETS
Current Assets
Cash and Cash Equivalents	$893,707	$42,904
Other Current Assets	114,166	—
Digital Assets	151,042	171,325
TERN Cryptocurrency	183,822	167,833
Total Current Assets	1,342,737	382,062

Fixed Assets
Computer Equipment	63,614	50,872
Blockcard Platform	95,000	95,000
Web Domain	16,689	—
Accumulated Depreciation & Amortization	(77,889)	(35,111)
Total Fixed Assets	97,414	110,761
TOTAL ASSETS	$1,440,151	$492,823

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts Payable	$—	$4,536
Member Payable	53,038	71,566
Credit Card	5,195	—
Accrued Expenses	42,394	31,889
Accrued Performance Awards - TERN	150,198	158,477
Total Current Liabilities	250,826	266,468
Long-Term Liabilities
EIDL Loan	150,000	—
PPP Loan	4,280	—
SAFE Agreements	1,957,823	25,000
Total Long-Term Liabilities	2,112,103	25,000
TOTAL LIABILITIES	2,362,929	291,468

Commitments and Contingencies
Redeemable Preferred Membership Units:
Series A Preferred 8% Membership Units 240,860 issued and outstanding as of December 31, 2020 and December 31, 2019 respectively. Includes Cumulative preferred dividends of $54,430 and $27,215 as of December 31, 2020 and December 31, 2019 respectively.	372,556	345,341
Members' Equity (Deficit)
Membership Interest Units 9,759,140 issued and outstanding as of December 31, 2020 and December 31, 2019	—	—
Additional Paid in Capital - Membership Unit Options	167,995	19,007
Accumulated Deficit	(1,463,329)	(162,992)
Total Members' Equity (Deficit)	(1,295,334)	(143,985)
TOTAL LIABILITIES, PREFERRED MEMBERSHIP UNITS AND MEMBERS' EQUITY (DEFICIT)	$1,440,151	$492,823

The accompanying notes are an integral part of these financial statements

F-3

Ternio, LLC

Statement of Operations

Year Ended December 31, 2020 and 2019

	2020	2019

Revenues	$9,385,513	$1,740,653
Cost of Revenues	7,144,963	616,654
Gross Profit	2,240,551	1,123,999

Operating Expenses
General and Administrative	2,154,065	778,154
Sales and Marketing	403,830	133,156
Depreciation and Amortization	42,778	30,110
Impairment - Digital Assets	—	17,700
Total Operating Expenses	2,600,673	959,120
Net Operating Income (Loss)	(360,122)	164,879
Other Income (Expense)
Other Income	10,000	—
Interest Expense	(923,000)	—
Total Other Income (Expense)	(913,000)	—
Net Other Income	(913,000)	—
Net Income (Loss)	$(1,273,122)	$164,879

The accompanying notes are an integral part of these financial statements

F-4

Ternio, LLC

Statement of Membership Unitholders' Equity

	Redeemable Preferred Membership Units	Members' Common	Additional Paid in Capital - Membership Unit Options	Accumulated Deficit	Total Members' Equity (Deficit)

Balance as of December 31, 2018	$—	$—	$—	$(300,656)	$(300,656)

Preferred Membership Units Purchased	318,126	—	—	—	—
Redeemable Cumulative Preferred Dividend	27,215	—	—	(27,215)	(27,215)
Additional Paid in Capital - Membership Unit Options	—	—	19,007	—	19,007
Net Income	—	—	—	164,879	164,879
Balance as of December 31, 2019	345,341	—	19,007	(162,992)	(143,985)

Preferred Membership Unit purchased	—	—	—	—	—
Cumulative Preferred Dividend	27,215	—	—	(27,215)	(27,215)
Additional Paid in Capital - Membership Unit Options	—	—	148,988	—	148,988
Net Loss	—	—	—	(1,273,122)	(1,273,122)
Balance as of December 31, 2020	$372,556	$—	$167,995	$(1,463,329)	$(1,295,334)

The accompanying notes are an integral part of these financial statements

F-5

Ternio, LLC

Statement of Cash Flows

Year Ended December 31, 2020 and 2019

	2020	2019
OPERATING ACTIVITIES
Net Income (Loss)	$(1,273,122)	$164,879
Adjustments to reconcile Net Income (Loss) to Net cash provided by operating activities:
Depreciation & Amortization	42,778	30,110
Mark to market adjustment on cryptocurrency awards	(8,279)	(31,793)
Fair market value adjustment of SAFE agreements	923,000
Membership-unit option award compensation expense	148,988	19,007
Fair market value upon issuance of cryptocurrency awards	—	5,118
Other Current Assets	(48,367)	—
Digital Assets	(45,516)	(166,914)
TERN Cryptocurrency	(15,989)	(167,833)
Accounts Payable	659	(1,134)
Accrued Expenses	10,505	—
Total Adjustments to reconcile Net Income (Loss) to Net cash provided by operating activities:	1,007,779	(313,439)
Net cash provided by operating activities	(265,342)	(148,560)
INVESTING ACTIVITIES
Fixed Assets	(29,430)	(95,000)
Net cash provided by investing activities	(29,430)	(95,000)
FINANCING ACTIVITIES
Repayment on Member Payable	(18,528)	41,566
Proceeds from EIDL Loan	150,000	—
Proceeds from PPP Loan	4,280	—
Proceeds from Redeemable Preferred Membership Unit	—	184,780
Proceeds from Simple Agreements for Future Equity (SAFE), net of issuance costs of $60,177	1,009,823	25,000
Net cash provided by financing activities	1,145,575	251,346
Net cash increase for period	850,802	7,786
Cash and cash equivalents at beginning of period	42,904	35,119
Cash and cash equivalents at end of period	$893,707	$42,904

Supplemental Disclosure on Non-cash Transactions

Conversion of Equity Funding Advance Proceeds to Redeemable Preferred Membership Units	$—	$133,346
Preferred Membership Unit Dividends	$27,215	$27,215

The accompanying notes are an integral part of these financial statements

F-6

Ternio, LLC.

Notes to Financial Statements

Note 1. Organization

Ternio, LLC (which may be referred to as the "Company," "we," "us," or "our") was registered in the state of Delaware on January 1, 2018. The Company provides a debit card for cryptocurrency holders to use where major credit cards are accepted. The company issues bank accounts, debit cards and financial toolkit APIs - middleware enabling cryptocurrencies to be spent at 40 million merchants world-wide. Ternio supports multiple coins and is the only company enabling users to hold crypto until the point of sale. Other cards take a user’s cryptocurrency, converts to fiat, and places the USD value on a card which is the equivalent of buying a gift card. Deposit accounts made easy with a modern and intuitive interface that handles everything from tracking spend, purchasing or selling cryptocurrencies, or transferring funds. Ternio enables companies to build and scale financial products by bringing a suite of product APIs that will integrate seamlessly within your company's current or future technology needs. The Company is headquartered in Georgia.

Note 2. Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States and globally. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include, recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2020, the Company is operating as a going concern.

The Company participates in the cryptocurrency industry. As such, it may be exposed to changing regulations in the industry that could impact the financial performance of the Company because of the inherent risk of the industry and its participants. Changes in government regulation could adversely impact our business. The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. The Federal Communications Commissions (FCC) and/or Congress may attempt to change the classification of or change the way that our online content platforms are regulated and/or change the framework under which Internet service providers are provided Safe Harbor for claims of copyright infringement, introduce changes to how digital advertising is regulated and consumer information is handled, changing rights and obligations of our competitors.

We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition. Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those governing financial services and banking, broker-dealers and ATS, crypto asset custody, exchange, and transfer, cross-border and domestic money and crypto asset transmission, privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, tax, and anti-money laundering. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, crypto assets, and related technologies. As a result, they do not contemplate or address unique issues associated with the cryptocurrency industry, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local and international jurisdictions. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the cryptocurrency industry requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

As discussed in Note 12, COVID-19 has been determined to be a global pandemic and as a result there may be a slowdown in the economy in the United States and globally which could adversely affect the results of the Company.

Concentrations of Risk

Cryptocurrency holdings and cash equivalents may subject the Company to a concentration of risk. The largest portion of Company holdings of cryptocurrency are in its TERN holdings. The Company holding of TERN is 26,978,281 tokens with a cost basis of $183,822 and 19,857,866 tokens with a cost basis of $167,833 at December 31, 2020 and 2019 respectively. The Company's cash equivalent consists primarily of deposit account or money market funds. Certain bank deposits may at times be in excess of the Federal Deposit Insurance Commission (FDIC) insurance limits.

F-7

The Company is heavily dependent on its business to consumer (B2C) card program, estimated at 100% of its revenue in 2020 and 2019.

Note 3. Liquidity and Financial Condition

The Company has a limited operating history and operates as a going concern. As of December 31, 2020, the Company has relied on money from the members. Management anticipates the Company to achieve profitable operations as they execute their business plan.

The Company believes its current cash on hand is sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

Note 4. Basis of Presentation, Summary of Significant Accounting Policies and Recent Accounting Pronouncements

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Restatement

On May 21, 2019, the Company issued SAFE agreements for future equity for fair market value of $25,000. The agreement is not equity but provides for conversion to preferred membership units in the event of an equity financing or liquidity event and also carries a 20% discount to share price for the future equity based on a $15million post-money valuation cap. In a dissolution event the holder will receive similar preference as common unitholders. On November 8, 2019, the Company held a subsequent crowdfunded offering of $1,070,000 which reached its minimum offering, but had not yet received the funds from the campaign until 2020 as the campaign was elected to be extended through the summer of 2020. In 2020, the Company received $1,009,823 net of fees as they achieved the maximum amount of the offering and $0 in 2019.

The Company originally reported the SAFE agreements in the Equity section of the Balance Sheet but upon further consideration of ASC 480, SAFE agreement reporting was amended to be treated as a long-term liability with subsequent mark to market adjustment of $923,000 on December 31, 2020 recorded as interest expense. There was no impact from this restatement on the years ended prior to December 31, 2019.

	December 31,
	As previously reported		Restated		Effect of Change
	2020	2019	2020	2019	2020	2019
Balance Sheet
Total Long-Term Liabilities	154,280	—	2,112,103	25,000	1,957,823	25,000
TOTAL LIABILITIES	405,106	266,468	2,362,929	291,468	1,957,823	25,000
Simple Agreements for Future Equity (SAFE), net of issuance costs of $60,177	1,034,823	25,000	—	—	(1,034,823)	(25,000)
Accumulated Deficit	(540,329)	(162,992)	(1,463,329)	(162,992)	(923,000)	—
Total Members' Equity (Deficit)	662,488	(118,985)	(1,295,334)	(143,985)	(1,957,823)	(25,000)
TOTAL LIABILITIES, PREFERRED MEMBERSHIP UNITS AND MEMBERS' EQUITY (DEFICIT)	$1,440,151	$492,823	$1,440,151	$492,823	$0	$—

	Year Ended December 31,
	As previously reported		Restated		Effect of Change
	2020	2019	2020	2019	2020	2019
Statement of Operations
Net Operating Income (Loss)	(360,122)	164,879	(360,122)	164,879	—	—
Total Other Income	10,000	—	(913,000)	—	(923,000)	—
Net Other Income	10,000	—	(913,000)	—	(923,000)	—
Net Income (Loss)	$(350,122)	$164,879	$(1,273,122)	$164,879	$(923,000)	$—

	Year Ended December 31,
	As previously reported		Restated		Effect of Change
	2020	2019	2020	2019	2020	2019
Statement of Cash Flows
OPERATING ACTIVITIES
Net Income (Loss)	$(350,122)	$164,879	$(1,273,122)	$164,879	$(923,000)	$—
Net cash provided by operating activities	(265,342)	(148,560)	(1,188,342)	(148,560)	(923,000)	—
Net cash provided by investing activities	(29,430)	(95,000)	(29,430)	(95,000)	—	—
Net cash provided by financing activities	1,145,575	251,346	2,068,575	251,346	923,000	—
Net cash increase for period	850,802	7,786	850,802	7,786	0	—
Cash and cash equivalents at beginning of period	42,904	35,119	42,904	35,119	—	—
Cash and cash equivalents at end of period	$893,707	$42,904	$893,707	$42,904	$0	$—

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates. The most significant accounting estimates inherent in the preparation of the Company's financial statements include estimates associated with asset valuations including the Company's cryptocurrency holdings, impairment analysis of intangibles, membership unit-based compensation and awards of intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time, the Company's cash account balances exceed the balances as covered by the FDIC. The Company has never suffered a loss due to such excess balances. As of December 31, 2020, and 2019, the Company had $893,707 and $42,904 cash on hand, respectively.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board ("FASB'') Accounting Standards Codification ("ASC") 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company's market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment. The carrying amounts of the Company's financial assets and liabilities, such as cash and cash equivalents, and accounts payable, approximate fair value due to the short-term nature of these instruments.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances

On December 31, 2020 the Company had recognized $65,799 of customer funds in the FBO virtual account (For-Benefit-Of Accounts are accounts opened in the platform's name for the benefit of our users) under other current assets as funds in transit as the funds have not yet moved into the Ternio managed operating account. This amount was moved to the Ternio managed operating account on January 5, 2021. As per ASC 210-10-S99-1, for FBO cash and cash items “restrictions may include legally restricted deposits held as compensating balances against short-term borrowing arrangements, contracts entered into with others, or company statements of intention with regard to particular deposits; however, time deposits and short-term certificates of deposit are not generally included in legally restricted deposits.” FBO is defined as “For Benefit Of” used in electronic funds transfers to notate a second beneficiary or to designate a contact person or organization. Per ASC 210-10-S99-1, FBO Customer Funds account for the amount of customer purchases of TERN cryptocurrency from July 31, 2020 through December 31, 2020 that had not yet been received into Ternio's Evolve Operating Bank account by December 31, 2020 year-end. Funds are restricted use for operating activities and are for the benefit of future customer Blockcard use. Funds were received in the new fiscal year on January 5, 2021 and readily available for customer use at that future point in time.

F-9

As of December 31, 2019, the Company had no accounts receivable and no customer accounts from customers were charged-off for the periods presented. The Company does not have any off-balance sheet credit exposure related to any of its customers.

Cryptocurrencies

Cryptocurrencies, (including the Company's Ternio "TERN", bitcoin, and other 3rd party cryptocurrencies) are included in current assets in the accompanying balance sheet. Cryptocurrencies purchased are recorded at cost and sale of the Company's cryptocurrencies are accounted for in connection with the Company's revenue recognition policy disclosed below.

Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of cryptocurrencies by the Company are included within operating activities in the accompanying statement of cash flows. The sales of cryptocurrencies are included within operating activities in the accompanying statement of cash flows and any realized gains or losses from such sales are included in operating expenses in the statement of operations. The Company accounts for its gains or losses in accordance with specific identification. However, in the absence of the ability to specifically identify the cryptocurrency being sold, the Company will use the first in first out (FIFO) method of accounting in those cases.

As of December 31, 2020, and 2019, the Company has $334,864 and $339,158 in cryptocurrency, respectively. Of this, $183,822 and $167,833 is for its own TERN currency in 2020 and 2019, respectively.

	1-Jan-19	1-Jan-19	1-Jan-19	1-Jan-20	1-Jan-20	1-Jan-20
	Crypto Balance	FIFO Value	Fair Market Value	Crypto Balance	FIFO Value	Fair Market Value
Beginning Bals:	in Crypto	in USD	in USD	in Crypto	in USD	in USD
TERN	615,500,976	—	6,985,936	19,857,866	167,833	115,672
BTC				23	168,546	168,576
XLM	38,908	4,411	4,393	61,334	2,779	2,767
USDT
BMX
ETH
BAT
USDC
DAI
LTC
XRP

	Jan 1 - Dec 31, 2019	Jan 1 - Dec 31, 2019	Jan 1 - Dec 31, 2019	Jan 1 - Dec 31, 2020	Jan 1 - Dec 31, 2020	Jan 1 - Dec 31, 2020
	Crypto Balance	FIFO Value	Fair Market Value	Crypto Balance	FIFO Value	Fair Market Value
(Sales)/Purchases of Crypto:	in Crypto	in USD	in USD	in Crypto	in USD	in USD
TERN	(595,643,110)			7,120,415
BTC	23			(22)
XLM	22,426			(61,049)
USDT	—			80,373
BMX	—			70
ETH	—			14
BAT	—			1
USDC	—			1,002
DAI	—			1,400
LTC	—			0
XRP	—			1,189

	31-Dec-19	31-Dec-19	31-Dec-20	31-Dec-20
	FIFO Value	Fair Market Value	FIFO Value	Fair Market Value
Impairment of Crypto:	in USD	in USD	in USD	in USD
TERN
BTC	(17,700)
XLM
USDT
BMX
ETH
BAT
USDC
DAI
LTC
XRP

F-10

	31-Dec-19	31-Dec-19	31-Dec-19	31-Dec-20	31-Dec-20	31-Dec-20
	Crypto Balance	FIFO Value^1	Fair Market Value	Crypto Balance	FIFO Value	Fair Market Value
Ending Bals:	in Crypto	in USD	in USD	in Crypto	in USD	in USD
TERN	19,857,866	167,833	115,672	26,978,281	183,822	172,364
BTC	23	168,546	168,546	1	26,526	30,320
XLM	61,334	2,779	2,774	285	—	37
USDT			—	80,373	80,373	80,373
BMX			—	70	2	2
ETH			—	14	9,685	10,818
BAT			—	1	0	0
USDC			—	1,002	1,002	1,002
DAI			—	1,400	1,400	1,400
LTC			—	0	7	20
XRP			—	1,189	262	261

	1-Jan-19	31-Dec-19	31-Dec-19	1-Jan-20	31-Dec-20	31-Dec-20
	Fair Market FX^2	FIFO AVG FX	Fair Market FX^2	Fair Market FX	FIFO AVG FX	Fair Market FX
FX	in USD	in USD	in USD	in USD	in USD	in USD
TERN	$0.01	0.01	0.01	$0.01	0.01	0.01
BTC	$3,746.71	7,193.59	7,193.60	7,195	25,372.34	29,001.72
XLM	$0.11	0.05	0.05	$0.05	—	0.13
USDT			1.00		1.00	1.00
BMX			0.01		0.03	0.03
ETH			129.61		693.45	774.53
BAT			0.18		0.20	0.20
USDC			1.00		1.00	1.00
DAI			1.00		1.00	1.00
LTC			41.34		42.20	124.69
XRP			0.19		0.22	0.22

1) 2019 FIFO Method Value impaired by $17,700 to fair market value.
2) Fair Market Value Exchange Rates: Coinmarketcap.com posted historical Dec 31 closing rates.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally five years for computer related assets. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Impairment of Long-lived Assets

As per ASC 350-30-50, management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its reviews, management determined that its Bitcoin cryptocurrency was impaired by a total of $0 and $17,700 based upon an assessment as of December 31, 2020 and 2019, respectively.

F-11

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a Company's financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases (ASC 842). Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company's incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components as permitted under ASC 842. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

As of December 31, 2020 the Company had leases for less than one year and as of December 31, 2019 the Company had no leases.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a Company should recognize revenue to depict the transfer of promised goods. or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, the Company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606's definition of a "distinct" good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity's promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

Variable consideration

Constraining estimates of variable consideration

The existence of a significant financing component in the contract

Noncash consideration

Consideration payable to a customer

F-12

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or overtime as appropriate.

The company’s revenue includes sales of its cryptocurrency TERN, transaction fees generated from customers using its BlockCard debit card and from the licensing (white label) of its BlockCard platform to outside parties. The sale of TERN is not contingent on a repurchase.  Many customers purchase TERN to withdraw to their own wallets.  Ternio does however make it easy for customers to spend their TERN on the Blockcard; customers are able to deposit TERN directly onto the card and spend TERN when it's converted into USD at point of sale.

The transaction consideration the Company receives, if any, is non-cash cryptocurrency in many cases, which the Company measures at fair value on the date received. For the year ended December 31, 2020, and 2019, the Company had recognized revenue of $9,385,513 and of $1,740,653, respectively for the delivery of TERN cryptocurrency which is considered complete at the point of exchange at the timestamped point of transaction when the deposit of the purchased asset is received. The price of TERN is sold at either $.008 or the market price as determined by the Stellar Decentralized Exchange whichever is greater.

For the white label partnerships, the transaction consideration is made up of two parts, the tri-phasic implementation stage for a non-refundable fixed fee and revenue share of transactions after the white label partnership is implemented. The performance obligation under the company’s white label program is considered complete once the following 3 phases of implementation are completed prior to initializing transactions and recognizing revenue in the same manner as for the sales of TERN:

Phase 1 - Microsite setup (if needed)

Phase 2 - Compliance document compilation

Phase 3 - Bank submission approval/denial

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for cryptocurrencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company's financial position and results from operations.

Cost of Revenue

The Company's cost of revenue consists primarily of the cost per token of its cryptocurrency TERN which is accounted for on first in first out (FIFO) cost basis for the wallets used to purchase TERN, independent of TERN Treasury holdings but is reviewed for impairment periodically as discussed in the section Cryptocurrency above and as per ASU guidance 2015-11 topic 330. As the company is in the business of selling TERN cryptocurrency, the repurchases of TERN are treated as a Cost of Sales as they replenish the company’s inventory of TERN. The cost per token is obtained from third parties such as the exchange used at the time of the transaction. Also included would be any other direct costs to obtain the revenue but excluding depreciation and amortization, which are separately stated in the Company's statement of operations.

Advertising Expenses

The Company expenses advertising costs as they are incurred. In 2020 and 2019 the Company spent $403,830 and $133,156 respectively.

Interest Expense

The Company’s non-cash interest expense for the year December 31, 2020 and 2019 was $923,000 and $0, respectively. During the year ended December 31, 2020, the Company recorded non-cash interest expense of $923,000 to account for the change in fair value of the SAFE agreements, each of which contributed to the increased interest expense in 2020.

Contingent Liabilities

The Company recognizes contingent liabilities when it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Disclosure in the notes to the financial statements is required for loss contingencies that do not meet both these conditions if there is a reasonable possibility that a loss may have been incurred. The Company expenses as incurred the costs of defending legal claims against the Company,

F-13

Research and Development

Research and development activities are expensed when incurred.

Software Development Costs - Internal Use

Preliminary project stage costs are expensed as they are incurred. If a decision is made to move forward with application development, this portion of the project is to be capitalized. Training costs are expensed as incurred as well as data conversion costs.

Capitalization of costs begin when the preliminary project stage is completed and management with relevant authority implicitly or explicitly authorize and commit to funding a project and it is probable that the project will be completed and the software will be used to perform the function intended. When it is no longer probable the software will be completed and placed in service no further costs shall be capitalized and impairment is applied to existing balances. Capitalization ceases no later than the point at which the project is substantially complete and ready for its intended use after all substantial testing is completed.

Once the development has been substantially completed, post-implementation operation stage costs including maintenance costs are expensed as incurred.

Upgrades and enhancements are defined as modifications to existing internal-use software that result in additional functionality-that is, modifications to enable the software to perform tasks that it was previously incapable of performing. Upgrades and enhancements normally require new software specifications and may require a change to all or part of the existing software specifications. In order for costs of specified upgrades and enhancements to internal use computer software to be capitalized it must be probable that those expenditures will result in additional functionality.

These upgrades and enhancements follow the same process of evaluation for capital and expense as typical software development costs. As we cannot separate on a reasonably cost-effective basis between maintenance and relatively minor upgrades and enhancements, those costs are expensed as incurred.

New software development activities trigger consideration of remaining useful lives of software that is to be replaced. When replacing software, unamortized costs are expensed when the new software is ready for its intended use.

Web domain registration and software development costs for the BlockCard platform eligible to be capitalized were $16,689 and $95,000 for the year ending December 31, 2020 and 2019 respectively. Amortization cost was $31,926 and $19,954 for 2020 and 2019 respectively.

Patents and Trademarks

Cost to acquire a patent and trademark are recorded only if the amount spent is above capitalization thresholds. Once they do, costs other than R&D are capitalized and amortized over the lifespan protected by the patent or trademark or its useful life, if shorter. The company does have a patent System and Methods for Operating a Blockchain Network. It also has two trademarks: BlockCard™ and Lexicon™. No costs have been capitalized as the expenditures have not reached the capitalization threshold at the balance sheet dates.

Membership Unit-based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Membership unit options issued under the Company's long-term incentive plan is granted with an exercise price equal to no less than the market price of the Company's membership unit at the date of grant and expire within 30 days after termination of agreement with applicable suppliers. These options generally vest over a three - year period.

The Company estimates the fair value of membership unit option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of membership unit-based awards represent management's best estimates and involve inherent uncertainties and the application of management's judgment.

Expected Term - The expected term of options represents the period that the Company's membership unit-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes membership unit price volatility over expected terms based on industry/competitor volatility levels in absence of trading price ranges being readily available for the Company.

F-14

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common units and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

The Company elected to account for forfeited awards as they occur, as permitted by Accounting Standards Update ("ASU") 2016-09. Ultimately, the actual expenses recognized over the vesting period will be for those shares that vested.

Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued. See Note 12.

Recently Issued and Adopted Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequences of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financial statements properly reflect the change.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) in order to increase transparency and comparability among organizations by, among other provisions, recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. For public companies, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) using a modified retrospective approach and early adoption is permitted. In transition, entities may also elect a package of practical expedients that must be applied in its entirety to all leases commencing before the adoption date, unless the lease is modified, and permits entities to not reassess (a) the existence of a lease, (b) lease classification or (c) determination of initial direct costs, as of the adoption date, effectively allowing entities to carryforward accounting conclusions under previous U.S. GAAP. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides entities an optional transition method to apply the guidance under Topic 842 as of the adoption date, rather than as of the earliest period presented. The Company adopted Topic 842 on January 1, 2019, using the optional transition method to apply the new guidance as of January 1, 2019, rather than as of the earliest period presented, and elected the package of practical expedients described above. Based on the analysis, on January 1, 2019, the Company recorded right of use assets and lease liabilities of approximately $0.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity's adoption date of Topic 606. The Company adopted this new standard on January 1, 2019 and the adoption did not have a material impact on its financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement" ("ASU 2018-13"), which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted ASU 2018-13 on January 1, 2020 and its adoption did not have any impact on the Company's financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, "Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12) which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

F-15

Note 5. Fixed Assets

Fixed assets consisted of the following as of December 31:

	2020	2019
Computer equipment	63,614	50,872
Software development costs	111,689	95,000
Total cost of property and equipment	175,303	145,872
Less accumulated depreciation	(77,889)	(35,111)
Property and equipment, net	97,414	110,761

Depreciation and amortization expense totaled $42,778 and $30,110 for the year ended December 31, 2020 and 2019, respectively. Depreciation is computed on the straight-line basis for the periods the assets are in service.

Note 6. Other Obligations

Debt

Economic Injury Disaster Loan (EIDL)

On July 23, 2020 the Company received an Economic Injury Disaster Loan ("EIDL") for $150,000 subject to a 30 year repayment schedule beginning 12 months after loan inception and at an interest rate of 3.75%. The monthly payments will be $731 per month over the repayment term and can be paid back early without penalty. The collateral in which this security interest is granted includes the following property that Company now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible In Process and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes, (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software, and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Company grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

On April 21, 2020 an EIDL grant was received for $10,000 which is not expected to be paid back according to Coronavirus Aid, Relief, and Economic Security Act (Cares Act) guidance.

Payroll Protection Program (PPP) Loan

On May 11, 2020 the Company received a Payroll Protection Loan for $4,280. If the loan is not fully forgiven it will need to be paid back within 2 years at an interest rate of 1.0%. No collateral was required and payments are not required until Q3, 2021.

Simple Agreements for Future Equity (SAFE)

On May 21, 2019, the Company issued SAFE agreements for future equity for fair market value of $25,000. The agreement is not equity but provides for conversion to preferred membership units in the event of an equity financing or liquidity event and also carries a 20% discount to share price for the future equity based on a $15million post-money valuation cap. In a dissolution event the holder will receive similar preference as common unitholders.

1. Events

(a) Equity Financing.

(i) If an Equity Financing occurs before this instrument terminates in accordance with Sections 1(b)-(d) (“First Equity Financing”), the Company shall notify the Investor of the closing of the First Equity Financing and of the Company’s discretionary decision to either (1) continue the term of this Crowd SAFE without converting the Purchase Amount to Capital Stock; or (2) issue to the Investor a number of units of the CF Shadow Series of the Capital Stock (whether Preferred Securities or another class issued by the Company), as applicable, sold in the First Equity Financing. The number of shares of the CF Shadow Series of such Capital Stock shall equal the quotient obtained by dividing (x) the Purchase Amountby (y) the applicable Conversion Price (such applicable Conversion Price, the “First Equity Financing Price”).

F-16

(ii) If the Company elects to continue the term of this Crowd SAFE past the First Equity Financing and another Equity Financing occurs before the termination of this Crowd SAFE in accordance with Sections 1(b)-(d) (each, a “Subsequent Equity Financing”), the Company shall notify the Investor of the closing of the Subsequent Equity Financing and of the Company’s discretionary decisionto either (1) continue the term of this Crowd SAFE without converting the Investor’s Purchase Amount to Capital Stock; or (2) issue to the Investor a number of shares of the CF Shadow Series of Preferred Stock sold in the Subsequent Equity Financing. The number of shares of the CF Shadow Series of the Capital Stock (whether Preferred Securities or another class issued by the Company) shall equal to the quotient obtained by dividing (x) the Purchase Amount by (y) the First Equity Financing Price.

(b) Liquidity Event.

(i) If there is a Liquidity Event before the termination of this instrument and before any Equity Financing, the Investor will, at its option, either (i) receive a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) automatically receive from the Company a number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price, if the Investor fails to select the cash option. In connection with this Section 1(b)(i), the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the

Liquidity Event. If there are not enough funds to pay the Investor and holders of other Crowd SAFEs (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts.

(ii) If there is a Liquidity Event after one or more Equity Financings have occurred but before the termination of this instrument, the Investor will, at its option, either (i) receive a cash payment equal to the Purchase Amount (as described in the foregoing paragraph) or (ii) automatically receive from the Company a number of units of the most recent issued Capital Stock (whether Preferred Securities or another class issued by the Company) equal to the Purchase Amount divided by the First Equity Financing Price, if the Investor fails to select the cash option. Shares of Capital Stock granted in connection therewith shall have the same liquidation rights and preferences as the shares of Capital Stock issued in connection with the Company’s most recent Equity Financing.

(c) Dissolution Event. If there is a Dissolution Event before this instrument terminates in accordance with Sections 1(a) or 1(b), subject to the preferences applicable to any series of Preferred Securities, the Company will distribute its entire assets legally available for distribution with equal priority among the (i) Investors (on an as converted basis based on a valuation of Common Securities as determined in good faith by the Company’s board of directors at the time of Dissolution Event), (ii) all other holders of instruments sharing in the assets of the Company at the same priority as holders of Common Securities upon a Dissolution Event and (iii) and all holders of Common Securities. (d) Termination. This instrument will terminate (without relieving the Company or the Investor of any obligations arising from a prior breach of or non-compliance with this instrument) upon the earlier to occur: (i) the issuance of units in the CF Shadow Series or Common Securities to the Investor pursuant to Section 1(a) or Section 1(b); or (ii) the payment, or setting aside for payment, of amounts du to the Investor pursuant to Sections 1(b) or 1(c).

2020 Transactions

Crowdfunded Offering

The Company held a successful crowdfunded offering ("Crowdfunded Offering") of $1,070,000 of Simple Agreements for Future Equity ("SAFEs"). The Crowdfunded Offering is being made through OpenDeal Portal Inc. (the "Intermediary" aka "Republic" or "Republic.co"). The Intermediary will be entitled to receive a 6% commission fee of the amount raised and 2% of the securities issued in this offering.

On November 8, 2019, the Company commenced this Crowdfunded Offering which successfully reached its minimum offering, but had not yet received the funds from the campaign until 2020 as the campaign was elected to be extended through the summer of 2020. In 2020, the Company received $1,009,823 net of fees as they achieved the maximum amount of the offering and $0 in 2019.

At the initial closing of the Crowdfunded Offering (if the minimum amount is sold), our authorized capital membership unit will consist of (i) 9,759,140 common shares, par value $0.000100 per share, of which 9,759,140 common shares will be issued and outstanding to the founders; and (ii) 240,860 Series A Preferred Shares, par value $15.00 per share, of which 240,860 Series A Preferred shares will be issued and outstanding to the founders.

The SAFEs are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events. The securities do not entitle the Investors to any dividends. Currently, there is no specific guideline from the FASB for the accounting treatment of the SAFE agreements. SAFE agreements can be thought of as naked warrants for the future purchase of equity in the company. The FASB directs for warrants to be recorded as equity. Since the SAFE agreements would not be refunded in the case the company does not issue equity in the future and because the Company is confident it will be issuing equity in the near term, the Company has elected to treat the aggregate amount raised under the SAFE Agreements as equity with the actual quantity of shares allocated to be determined at a later date using the guidance outlined below.

F-17

Upon each future equity financing of greater than $1,000,000 (an "Equity Financing"), the SAFEs are convertible at the option of the Company, into CF Shadow Series Securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the investors in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the SAFEs in any/future financing.

If the Company elects to convert the SAFEs upon the first Equity Financing following the issuance of the securities, the Investor will receive the number of CF Shadow Series Securities equal to the greater of the quotient obtained by dividing the amount the Investor paid for the SAFEs (the "Purchase Amount") by:

(a)      the quotient of $15,000,000 divided by the aggregate number of issued and outstanding shares of capital membership unit, assuming full conversion or exercise of all convertible and exercisable Securities then outstanding, including shares of convertible. preferred membership unit and all outstanding vested or unvested options or warrants to purchase capital membership unit, but excluding (i) the issuance of all shares of capital membership unit reserved and available for future issuance under any of the Company's existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any Simple Agreements for Future Equity, including the Securities (collectively, "Safes''), and (iv) any equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or Safes,

OR

(b)      the lowest price per share of the Securities sold in such Equity Financing multiplied by 80%. The price (either (a) or (b)) determined immediately above shall be deemed the "First Financing Price" and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities. The preferential or discounted rate is included as standard part of the SAFE agreements for downside protection for the investor in case of a subsequent round at a discounted valuation.

If the Company elects to convert the SAFEs upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Investor will receive the number of CF Shadow Series Securities equal to the quotient obtained by dividing: (a) the Purchase Amount by (b) the First Financing Price.

In the case of an initial public offering of the Company ("IPO") or Change of Control (see below) (either of these events, a "Liquidity Event") of the Company prior to any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of common membership unit of the Company equal to the Purchase Amount divided by the quotient of (a) $15,000,000 divided by (b) the number, as of immediately prior to the Liquidity Event, of shares of the Company's capital membership unit (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of common membership unit reserved and available for future grant under any equity incentive or similar plan; (ii) any Safes; and (iii) convertible promissory notes.

In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investors and holders of other SAFEs (collectively, the "Cash-Out Investors'') in full, then all of the Company's available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts. "Change of Control'' as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company's board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

In the case of a Liquidity Event following any Equity Financing, the Investor will receive, at the option of the Investor, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred membership unit equal to the Purchase Amount divided by the First Financing Price. Shares of preferred membership unit granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred membership unit issued in connection with the Company's most recent Equity Financing.

If there is a Dissolution Event (see below) before the Securities terminate, the Company will distribute, subject to the preferences applicable to any series of preferred membership unit then outstanding, all of its assets legally available for distribution with equal priority among the Investors, all holders of other SAFEs (on an as converted basis based on a valuation of common membership unit as determined in good faith by the Company's board of directors at the time of the Dissolution Event) and all holders of common membership unit. A "Dissolution Event" means (i) a voluntary termination. of operations by the Company, (ii) a general assignment for the benefit of the Company's creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

F-18

Per SEC guidance, the SAFE instruments are recorded as a long-term liability of the Company rather than equity. The Company has elected to apply the level 3 fair value option to account for the SAFE instruments and at December 31, 2020 estimated the fair value of these to be $2,018,000. For as long as the SAFE instruments remain outstanding, the Company will continue to record changes in fair value as an increase or decrease to interest expense.

 Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e. an exit price). The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

• Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

• Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

• Level 3 — Unobservable inputs for the asset or liability, which include management's own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

The following reconciles the SAFEs’ principal balance to the amounts presented on the balance sheet at December 31:

	2020	2019
Principal balance outstanding	$1,095,000	$25,000
Estimated fair value adjustment at December 31, 2020	923,000	—
Estimated fair value at December 31, 2020	2,018,000	25,000
Less: unamortized issuance costs	(60,177)	—
Balance	$1,957,823	$25,000

Note 7. Accrued Performance Awards

The Company has entered into agreements for several contractors to pay them performance awards most which vest over a one-to-three-year period. The awards are denominated in TERN. The company recognizes expenses over the vesting period and the liability is adjusted to fair market value at the date of the balance sheet for awards not issued. The mark to market adjustment was ($8,278) and ($31,793) for 2020 and 2019. respectively.

Note 8. Membership Unitholders' Equity and Redeemable Preferred Membership Units

Redeemable Preferred Membership Units

On January 15, 2019, the Company issued 240,860 shares of 8% Series A $1.50 par value preferred membership unit for fair market value of $318,126. The membership units have full voting rights and antidilutive rights upon new issuances up to $15 million valuation and no anti-dilutive rights above that level. There is a cumulative preferred dividend which as of December 31, 2020 is $ 54,430.

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows: Owners of the Preferred Units will be entitled to return of their capital contribution (i.e., the purchase price) plus accrued dividends in respect of the Units before owners of the Company's Preferred units will be entitled to return on their capital contributions in respect of the Preferred units. Upon a liquidation event and after the owners of Preferred units have received a return of their capital contributions, all owners of the Company's membership interests (i.e., preferred and Common units) will share in the remaining proceeds of the Company pro rata based on the number of units owned. A merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding units of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive licensor other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event (a "Deemed Liquidation Event"), thereby triggering payment of the liquidation preferences described above.

F-19

Except with respect to certain protective provisions, the holders of Preferred vote together with Common stock on all matters on an as- converted basis. So long as ten (10%) percent, of Preferred Units are outstanding, in addition to any other vote or approval required under the Company's Charter or Bylaws, the Company will not, without the written consent of the holders of at least 51% of the Company's Preferred Units, either directly or by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve / wind-up the affairs of the Company, or effect any merger or consolidation or any other Deemed Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Preferred Units; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Units, or increase the authorized number of shares of Preferred Units; (iv) purchase or redeem or pay any dividend on any capital stock prior to the Preferred Units, other than units repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; other than as approved by the Board; or (v) create or authorize the creation of any debt security if the Company's aggregate indebtedness would exceed $250,000 other than equipment leases or bank lines of credit unless such debt security has received the prior approval of the Board of Directors; (vii) create or hold membership interests in any subsidiary that is not a wholly-owned subsidiary or dispose of any subsidiary stock or all or substantially all of any subsidiary assets; or (vii) increase or decrease the size of the Board of Directors.

In the event that the Company issues additional securities at a purchase price less than the current Preferred Units conversion price, such conversion price shall be adjusted in accordance with the following formula: ''Typical" weighted average: CP2= CP1*(A+B) / (A+C) CP2=Preferred Unit Conversion Price in effect immediately after new issue. CP1=Preferred Unit Conversion Price in effect immediately prior to new issue. A=Number of units of Class A and Class B units deemed to be outstanding immediately prior to new issue (includes all shares of outstanding Class A and Class B units, all units of outstanding preferred units on an as-converted basis, and all outstanding options on an as-exercised basis; and does not include any convertible securities converting into this round of financing). B=Aggregate consideration received by the Corporation with respect to the new issue divided by CP1C=Number of membership units issued in the subject transaction. The following issuances shall not trigger anti-dilution adjustment:(i) securities issuable upon conversion of any of the Preferred Units, or as a dividend or distribution on the Preferred Units; (ii) securities issued upon the conversion of any debenture, warrant, option, or other convertible security; (iii) Preferred units issuable upon a unit split, unit dividend, or any subdivision of units of Preferred; and (iv) units of Preferred units (or options to purchase such units of Preferred units) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by the Company's Board of Directors.

Each Preferred Unit will automatically be converted into Common units at the then applicable conversion rate in the event of the closing of a firm commitment underwritten public offering with a price of three (3x) times the Original Purchase Price (subject to adjustments for stock dividends, splits, combinations and similar events) and gross proceeds to the Company of not less than $30,000,000 (a "QPO"), or (ii) upon the written consent of the holders of 51%of the Preferred Units.

Unless prohibited by Delaware law governing distributions to stockholders, the Series A Preferred shall be redeemable at the option of holders of at least 51% of the Series A Preferred commencing any time after five (5) years at a price equal to the Original Purchase Price plus all accrued but unpaid dividends. Upon a redemption request from the holders of the required percentage of the Series A Preferred, all Series A Preferred shares shall be redeemed.

Note 9. Membership Options, Warrants and Restricted Common Units

During the year ended December 31, 2019, the Company's shareholders approved its 2019 Equity Incentive Plan (the "2019 Plan"), which allows the Company to issue options to purchase common shares of the Company at fair market value. As of December 31, 2019 450,000 options were granted to contractors of the Company allowing them to purchase a common membership unit at $1.50 per share. The restricted membership unit rights have a grant date fair value of approximately $562,500 or $1.25 per share and vest over a period of three years and one month. No new options were granted in 2020.

Membership Unit-based Compensation

The Company's membership unit-based compensation expenses recognized during the year ended December 31, 2020 and 2019, were attributable to general and administrative expenses, which are included in the accompanying statement of operations.

The Company recognized total membership unit-based compensation expense during the years ended December 31, 2020 and 2019, from the following categories:

	Years Ended December 31,
	2020	2019
Membership unit option awards under the plan	$148,988	$19,007
Total Membership unit-based compensation	$148,988	$19,007

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Membership Unit Incentive Plan Options

The Company estimates the fair value of the share-based option awards on the date of grant using the Black-Scholes option-pricing model (the "Black-Scholes model"). Using the Black-Scholes model, the value of the award that is ultimately expected to vest is recognized over the requisite service period in the statement of operations. The Company attributes compensation to expense using the straight-line single option method for all options granted. The Company's determination of the estimated fair value of share-based payment awards on the date of grant under the 2019 Plan is affected by the following variables and assumptions:

•	The grant date exercise price - the estimated market price of the Company's common membership units on the date of the grant;
•
•	Expected option term - based on similar companies due to lack of historical experience with existing option holders estimated at 3 years;
•
•	Estimated dividend rates - based on historical and anticipated dividends over the life of the option; Legal term of the option - grants have legal lives of continuous employment +30 days;
•
•	Risk-free interest rates - with maturities that approximate the expected life of the options granted;
•
•	Calculated membership unit price volatility - calculated over the expected life of the options granted, which is calculated based on similar company experience in the same industry;
•
•	Option exercise behaviors - based on actual and projected employee membership unit option exercises and forfeitures. The Company accounts for forfeitures as they occur.
•

The Company currently provides membership unit-based compensation to contractors and consultants under the 2019 Plan. There were no new membership unit options issued during the year ended December 31, 2020. The Company utilized assumptions in the estimation of fair value of membership unit-based compensation for the year ended December 31, 2020 and 2019, as follows:

	December 31, 2020	December 31, 2019
Dividend Yield	0%	0%
Expected Price Volatility	152%-159%	152%-159%
Risk Free Interest Rate	1.60%	1.60%
Expected Term	3.08 Years	3.08 Years

A summary of membership unit option activity under the 2019 Plan for options to contractors, for the year ended December 31, 2020 is presented below:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2018	0	$0.00
Granted	450,000	$1.50
Exercised	0	$0.00
Forfeited	0	$0.00
Outstanding at December 31, 2019	450,000	$1.50	3
Granted	0	$0.00
Exercised	0	$0.00
Forfeited	0	$0.00
Outstanding at December 31, 2020	450,000	$1.50	2
Vested at December 31, 2020	105,000	$1.50	2

As of December 31, 2020 total membership unit-based compensation expense related to unvested options not yet recognized totaled $10,495, which would fully amortize in first quarter 2021 and as of December 31, 2019 $19,007, which was fully amortized in fourth quarter of 2019. Total compensation cost related to non-vested options unamortized is $394,505 and $541,767 in 2020 and 2019 respectively.

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Note 10. Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings relating to the Company's business and transactions arising in the ordinary course of business. The Company cannot predict the final outcome of such proceedings. Where appropriate, the Company vigorously defends such claims, lawsuits and proceedings. Some of these claims, lawsuits and proceedings seek damages, including, consequential, exemplary or punitive damages, in amounts that could, if awarded, be significant. Certain of the claims, lawsuits and proceedings arising in ordinary course of business are covered by the Company's insurance program. The Company maintains property, and various types of liability insurance in an effort to protect the Company from such claims. In terms of any matters where there is no insurance coverage available to the Company, or where coverage is available and the Company maintains a retention or deductible associated with such insurance, the Company may establish an accrual for such loss, retention or deductible based on current available information. In accordance with accounting guidance, if it is probable that an asset has been impaired or a liability has been incurred as of the date of the financial statements, and the amount of loss is reasonably estimable, then an accrual for the cost to resolve or settle these claims is recorded by the Company in the accompanying balance sheet. If it is reasonably possible that an asset may be impaired as of the date of the financial statement, then the Company discloses the range of possible loss. Expenses related to the defense of such claims are recorded by the Company as incurred and included in the accompanying statement of operations. Management, with the assistance of outside counsel, may from time to time adjust such accruals according to new developments in the matter, court rulings, or changes in the strategy affecting the Company's defense of such matters. On the basis of current. information, the Company does not believe there is a reasonable possibility that any material loss, if any, will result from any claims, lawsuits and proceedings to which the Company is subject to either individually, or in the aggregate.

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

Note 11. Related Party Transactions

Member Payable

The Company has taken an advance from its members of $53,038 and $71,565 as of December 31, 2020 and 2019 respectively. These advances do not have a specified maturity date, and no interest rate is specified or being charged currently.

Note 12. Subsequent Events

Other Events

The COV/D-19 pandemic could have a material adverse effect on our ability to operate, results of operations, financial condition, liquidity, and capital investments.

The World Health Organization has declared the COVID-19 outbreak a pandemic, and the virus continues to spread in areas where we operate and sell our products and services. The COVID-19 pandemic and similarities in the future could have a material adverse effect on our ability to operate, results of operations, financial condition, liquidity, and capital investments. Several public health organizations have recommended, and some local governments have implemented, certain measures to slow and limit the transmission of the virus, including shelter in place and social distancing ordinances. Such preventive measures, that we may voluntarily put in place, may have a material adverse effect on our business for an indefinite period of time, such as the potential shut down of certain locations, decreased employee availability, potential border closures, disruptions to the businesses of our channel partners, and others. Our suppliers and customers may also face these and other challenges, which could lead to a disruption in labor, spending and consumer demand for our products and services.

These issues may also materially affect our future access to our sources of liquidity, particularly our cash flows from operations, financial condition, capitalization, and capital investments. Although these disruptions may continue to occur, the long-term. economic impact and near-term financial impacts of the COVID-19 pandemic, including but not limited to, possible impairment, restructuring, and other charges, cannot be reliably quantified or estimated at this time due to the uncertainty of future developments.

Management's Evaluation

Management has evaluated subsequent events through December 17, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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